                              COMPLETE APPRAISAL IN A
                              SELF-CONTAINED APPRAISAL REPORT

                              LAKESHORE BUSINESS CENTER 1 AND 2
                              5100-5200 West Commercial Boulevard
                              Broward County
                              Ft. Lauderdale, Florida  33309

                              PREPARED FOR:
                                Mr. Neil Mitchell
                              NTS
                              10172 Linn Station Road
                              Louisville, Kentucky  40223

                              EFFECTIVE DATE OF THE APPRAISAL:
                                December 31, 2001

                              INTEGRA REALTY RESOURCES KENTUCKY-SOUTHERN INDIANA FILE NUMBER: 0700-0026-01-LOU(G)




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                                                                         [PHOTO]

March 4, 2002


Mr. Neil Mitchell
NTS
10172 Linn Station Road
Louisville, Kentucky  40223

SUBJECT:          Market Value Appraisal
                  Lakeshore 1 and 2
                  5100-5200 West Commercial Boulevard
                  Broward County
                  Ft. Lauderdale, Florida  33309
                  Integra Realty Resources Kentucky-Southern Indiana File No. 0700-0026-01-LOU(G)

Dear Mr. Mitchell:

We are pleased to transmit the self-contained report of a complete appraisal that was prepared on the referenced properties. The purpose of this appraisal is to derive an opinion of the market value of the leased fee estate of the property as of December 31, 2001, the effective date of the appraisal. Our opinion of market value is premised upon the assumptions and limiting conditions beginning on Page 3. The definition of market value is in Addendum A.

This report is intended to comply with the reporting requirements set forth under Standard Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for a summary appraisal report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in our file. The property was previously valued in December 1999 and is noted as Integra Chapman & Bell File Number 0300-46-99 LOU (G) dated June 23, 2000. The depth of discussion contained in this report is specific to the needs of the client and for the intended use as noted herein.

Lakeshore 1 has 7.35 acres and Lakeshore 2 has 6.70 acres. The gross building areas are Lakeshore 1 GBA is 105,100 square feet and Lakeshore 2 has 100,100 square feet.

Mr. Neil Mitchell
NTS
March 4, 2002
Page 2


Based on the analyses and conclusions in the accompanying report, and subject to the definitions, assumptions, and limiting conditions expressed in this report, it is our opinion that the market value of the leased fee estate of the subject, as of December 31, 2001, is

                                   LAKESHORE 1
                               TEN MILLION DOLLARS
                                  ($10,000,000)

                                   LAKESHORE 2
                   NINE MILLION TWO HUNDRED THOUSAND DOLLARS
                                  ($9,200,000)



The preceding value conclusion is subject to the following extraordinary assumptions and limiting conditions.


1. Financing is available to a credit-worthy purchaser for the subject property.

2.   The subject property is environmentally clean.

3. At the client's request, a market study was not performed. A review of the current market trends was made and is discussed within the highest and best use and in Integra Realty Resources Kentucky-Southern Indiana's opinion meets the market study USPAP requirement.

4. For purposes of the appraisal, the physical and economic conditions observed at the time of the inspection December 9, 2001 will be the basis of the valuation and assumed to be reflective as of the December 31, 2001 effective date.





Mr. Neil Mitchell
NTS
March 4, 2002
Page 3


If you have any questions or comments, please contact the undersigned. Thank you for the opportunity to be of service.

Respectfully submitted,

INTEGRA REALTY RESOURCES KENTUCKY-SOUTHERN INDIANA



Mark E. Mitchell MAI                     George M. Chapman MAI, SRA, CRE
Certified General Real Estate Appraiser  Certified General Real Estate Appraiser
Florida General Temporary Practice Permit
Certificate #0001776




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INTEGRA REALTY RESOURCES                                                                     TABLE OF CONTENTS
--------------------------------------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                                                      PAGE NO.
CERTIFICATION..........................................................................................1
ASSUMPTIONS AND LIMITING CONDITIONS....................................................................3
SUMMARY OF SALIENT FACTS AND CONCLUSIONS...............................................................7
GENERAL INFORMATION....................................................................................9
     Identification of Subject.........................................................................9
     Current Ownership, Sales History, Status..........................................................9
     Purpose, Property Rights and Effective Date.......................................................9
     Intended Use of the Appraisal.....................................................................9
     Scope of Appraisal................................................................................9
ECONOMIC ANALYSIS.....................................................................................11
     Neighborhood Data Summary........................................................................11
     Office Market Analysis...........................................................................13
PROPERTY ANALYSIS.....................................................................................19
     Description and Analysis of the Land.............................................................19
     Real Estate Tax Analysis.........................................................................24
     Highest and Best Use Analyses....................................................................25
VALUATION ANALYSIS....................................................................................26
     Valuation Methodology............................................................................26
     Land Value Analysis..............................................................................27
     Sales Comparison Approach........................................................................29
     Income Capitalization Approach...................................................................31
     Reconciliation...................................................................................43
ADDENDA
     Definitions....................................................................................Addendum A
     Legal Description..............................................................................Addendum B
     Subject Photographs............................................................................Addendum C
     Flood Plain Map................................................................................Addendum D
     Comparable Land Sales..........................................................................Addendum E
     Comparable Improved Sales......................................................................Addendum F
     Financials and Property Information............................................................Addendum G
     DCF (ARGUS or Excel) Reports...................................................................Addendum H
     Letter of Authorization........................................................................Addendum I
     Qualifications of Appraiser(s).................................................................Addendum J
     Integra Realty Resources, Inc. Corporate Profile...............................................Addendum K

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LAKESHORE BUSINESS CENTER 1 AND 2                                         (C) 2002 BY INTEGRA REALTY RESOURCES



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INTEGRA REALTY RESOURCES                                           CERTIFICATION
--------------------------------------------------------------------------------

CERTIFICATION

     We certify that, to the best of our knowledge and belief:

1.       The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest with respect to the parties involved.

4. We have no bias with respect to the property that is the subject of this report or the parties involved with this assignment.

5. Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6. Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7. Our analyses, opinions, and conclusions have been developed, and this report has been prepared, in compliance with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute, in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Standards Board of The Appraisal Foundation, and in accordance with the appraisal-related mandates within Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

8. Mark E. Mitchell, MAI has made a personal inspection of the property that is the subject of this report on December 31, 2001. George M. Chapman MAI, SRA, CRE has not personally inspected the subject.

9. No one has provided significant professional assistance to the persons signing this report.

10. This appraisal is not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11. The appraisers have not relied on unsupported conclusions relating to characteristics such as race, color, religion, national origin, gender, marital status, familial status, age, receipt of public assistance income, handicap, or an unsupported conclusion that homogeneity of such characteristics is necessary to maximize value.

12. It is our opinion that the subject does not include any enhancement in value as a result of any natural, cultural, recreational or scientific influences retrospective or prospective.


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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 1



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INTEGRA REALTY RESOURCES                                           CERTIFICATION
--------------------------------------------------------------------------------


13. We have extensive experience in appraising properties similar to the subject and are in compliance with the Competency Rule of USPAP.

14. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

15. As of the date of this appraisal, Mark E. Mitchell, MAI and George M. Chapman, MAI, SRA, CRE have completed the requirements of the continuing education program of the Appraisal Institute.





Mark E. Mitchell MAI                     George M. Chapman MAI, SRA, CRE
Certified General Real Estate Appraiser Certified General Real Estate Appraiser Florida General Temporary Practice Permit
Certificate #0001776




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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 2

INTEGRA REALTY RESOURCES                     ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


ASSUMPTIONS AND LIMITING CONDITIONS

     In conducting this appraisal, we have assumed, except as otherwise noted in our report, as follows:

1. The title is marketable and free and clear of all liens, encumbrances, encroachments, easements and restrictions. The property is under responsible ownership and competent management and is available for its highest and best use.

2. There are no existing judgments or pending or threatened litigation that could affect the value of the property.

3. There are no hidden or undisclosed conditions of the land or of the improvements that would render the property more or less valuable. Furthermore, there is no asbestos in the property.

4. The property is in compliance with all applicable building, environmental, zoning, and other federal, state and local laws, regulations and codes.

     Our appraisal report is subject to the following limiting conditions, except as otherwise noted in our report.

1. An appraisal is inherently subjective and represents our opinion as to the value of the property appraised.

2. The conclusions stated in our appraisal apply only as of the effective date of the appraisal, and no representation is made as to the affect of subsequent events.

3. No changes in any federal, state or local laws, regulations or codes (including, without limitation, the Internal Revenue Code) are anticipated.

4. No environmental impact studies were either requested or made in conjunction with this appraisal, and we reserve the right to revise or rescind any of the value opinions based upon any subsequent environmental impact studies. If any environmental impact statement is required by law, the appraisal assumes that such statement will be favorable and will be approved by the appropriate regulatory bodies.

5. We are not required to give testimony or to be in attendance in court or any government or other hearing with reference to the property without written contractual arrangements having been made relative to such additional employment.

6. We have made no survey of the property and assume no responsibility in connection with such matters. Any sketch or survey of the property included in this report is for illustrative purposes only and should not be considered to be scaled accurately for size. The appraisal covers the property as described in this report, and the areas and dimensions set forth are assumed to be correct.

7. No opinion is expressed as to the value of subsurface oil, gas or mineral rights, if any, and we have assumed that the property is not subject to surface entry for the exploration or removal of such materials, unless otherwise noted in our appraisal.



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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 3



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INTEGRA REALTY RESOURCES                     ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


8. We accept no responsibility for considerations requiring expertise in other fields. Such considerations include, but are not limited to, legal descriptions and other legal matters, geologic considerations, such as soils and seismic stability, and civil, mechanical, electrical, structural and other engineering and environmental matters.

9. The distribution of the total valuation in this report between land and improvements applies only under the reported highest and best use of the property. The allocations of value for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used. This appraisal report shall be considered only in its entirety. No part of this appraisal report shall be utilized separately or out of context.

10. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers, or any reference to the Appraisal Institute) shall be disseminated through advertising media, public relations media, news media or any other means of communication (including without limitation prospectuses, private offering memoranda and other offering material provided to prospective investors) without the prior written consent of the appraisers.

11. Information, estimates and opinions contained in this report, obtained from sources outside of the office of the undersigned, are assumed to be reliable and have not been independently verified.

12. Any income and expense estimates contained in this appraisal report are used only for the purpose of estimating value and do not constitute predictions of future operating results.

13. No assurance is provided that the methodology and/or results of the appraisal will not be successfully challenged by the Internal Revenue Service. In particular, the methodology for appraising certain types of properties, including without limitation, government subsidized housing, which has been the subject of debate.

14. If the property is subject to one or more leases, any estimate of residual value contained in the appraisal may be particularly affected by significant changes in the condition of the economy, of the real estate industry, or of the appraised property at the time these leases expire or otherwise terminate.

15. No consideration has been given to personal property located on the premises or to the cost of moving or relocating such personal property; only the real property has been considered.

16. The current purchasing power of the dollar is the basis for the value stated in our appraisal; we have assumed that no extreme fluctuations in economic cycles will occur.

17. The value found herein is subject to these and to any other assumptions or conditions set forth in the body of this report but which may have been omitted from this list of assumptions and limiting conditions.



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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 4



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INTEGRA REALTY RESOURCES                     ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


18. The analyses contained in this report necessarily incorporate numerous estimates and assumptions regarding property performance, general and local business and economic conditions, the absence of material changes in the competitive environment and other matters. Some estimates or assumptions, however, inevitably will not materialize, and unanticipated events and circumstances may occur; therefore, actual results achieved during the period covered by our analysis will vary from our estimates, and the variations may be material.

19. The Americans with Disabilities Act (ADA) became effective January 26, 1992. We have not made a specific survey or analysis of this property to determine whether the physical aspects of the improvements meet the ADA accessibility guidelines. In as much as compliance matches each owner's financial ability with the cost to cure the non-conforming physical characteristics of a property, we cannot comment on compliance to ADA. Given that compliance can change with each owner's financial ability to cure non-accessibility, the value of the subject does not consider possible non-compliance. Specific study of both the owner's financial ability and the cost to cure any deficiencies would be needed for the Department of Justice to determine compliance.

20. This appraisal report has been prepared for the exclusive benefit of NTS, 10172 Linn Station Road, Louisville, Kentucky. It may not be used or relied upon by any other party. All parties who use or rely upon any information in this report without our written consent do so at their own risk.

21. No studies have been provided to us indicating the presence or absence of hazardous materials on the site or in the improvements, and our valuation is predicated upon the property being free and clear of any environment hazards.

22. We have not been provided with any evidence or documentation as to the presence or location of any flood plain areas and/or wetlands. Wetlands generally include swamps, marshes, bogs, and similar areas. We are not qualified to detect such areas. The presence of flood plain areas and/or wetlands may affect the value of the property, and the value conclusion is predicated on the assumption that wetlands are non-existent or minimal.


     The value conclusion is subject to the following extraordinary assumptions and limiting conditions.


1. Financing is available to a credit-worthy purchaser for the subject property.

2.       The subject property is environmentally clean.

3. At the client's request, a market study was not performed. A review of the current market trends was made and is discussed within the highest and best use and in Integra Realty Resources Kentucky-Southern Indiana's opinion meets the market study USPAP requirement.


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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 5



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INTEGRA REALTY RESOURCES                     ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


4. For purposes of the appraisal, the physical and economic conditions observed at the time of the inspection December 9, 2001 will be the basis of the valuation and assumed to be reflective as of the December 31, 2001 effective date.








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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 6





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

INTEGRA REALTY RESOURCES                                                SUMMARY OF SALIENT FACTS AND CONCLUSIONS
----------------------------------------------------------------------------------------------------------------

                                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

----------------------------------------------------------------------------------------------------------------
                                                OFFICE BUILDING
================================================================================================================
PROPERTY                                                      LAKESHORE BUSINESS CENTER 1 and 2
                                                              5100-5200 Northwest 33rd Avenue
                                                              Broward County
                                                              Ft. Lauderdale, Florida 33309
------------------------------------------------------------- --------------------------------------------------
CENSUS TRACT NUMBER                                           602.02 (City of Ft. Lauderdale)
PROPERTY TAX IDENTIFICATION NUMBER (S)                        Phase I:             19218-16-01000
                                                              Phase II:            19218-16-03900

------------------------------------------------------------- --------------------------------------------------
EFFECTIVE DATE OF THE APPRAISAL                               December 31, 2001
DATE OF THE REPORT                                            March 4, 2002
------------------------------------------------------------- --------------------------------------------------
OWNER OF RECORD                                               NTS
LAND AREA
                                                              Phase I: 320,096 SF (7.35 acres)
                                                              Phase II: 291,896 SF (6.70 acres)

GROSS BUILDING AREA (GBA)                                     Phase I: 105,100 SF
                                                              Phase II: 100,100 SF

NET RENTABLE AREA (NRA)                                       Phase I: 103,554 SF
                                                              Phase II: 97,261 SF
CURRENT OCCUPANCY                                             86%
YEAR BUILT                                                    1990
ZONING DESIGNATION                                            B-3-C-Planned Warehouse/Light
                                                              Industrial-Controlled; B-1-C-Retail Business
FLOOD PLAIN MAP PANEL NUMBER AND DATE                         12011C0204F, August 18, 1992
FLOOD PLAIN DESIGNATION                                       Zone AH
REAL ESTATE TAXES, YEAR 2001                                  $337,033, Status: Paid
HIGHEST AND BEST USE AS IMPROVED                              Continued office  and office warehouse use
PROPERTY RIGHTS APPRAISED                                     Leased fee estate
ESTIMATED EXPOSURE TIME AND
     MARKETING PERIOD                                         12 months, 12 months
------------------------------------------------------------- --------------------------------------------------



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LAKESHORE BUSINESS CENTER 1 AND 2                                                                         PAGE 7



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

INTEGRA REALTY RESOURCES                                                SUMMARY OF SALIENT FACTS AND CONCLUSIONS
----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------- --------------------------- ----------------------
MARKET VALUE INDICATIONS                                      Lakeshore 1                 Lakeshore 2

COST APPROACH                                                 Not Applicable              Not Applicable
SALES COMPARISON APPROACH                                     $9,700,000                  $9,200,000
INCOME CAPITALIZATION APPROACH
         DISCOUNTED CASH FLOW ANALYSIS (DCF)                  $10,000,000                 $9,200,000
                                                              $10,000,000,   $95.15  per  $9,200,000     $91.91
MARKET VALUE CONCLUSION                                       square foot.                per square foot
------------------------------------------------------------- --------------------------- ----------------------





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LAKESHORE BUSINESS CENTER 1 AND 2                                                                         PAGE 8
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INTEGRA REALTY RESOURCES                                     GENERAL INFORMATION
--------------------------------------------------------------------------------

GENERAL INFORMATION

     IDENTIFICATION OF SUBJECT
         The subject consists of Lakeshore 1 with 7.35 acres and Lakeshore 2 with 6.70 acres. The gross building areas are Lakeshore 1 GBA of 105,100 square feet and Lakeshore 2 GBA of 100,100 square feet. The street address is 5100-5200 West Commercial Boulevard, Ft. Lauderdale,
         Florida 33309. It is further identified by the assessment office as 19218-16-01000 and 19218-16-039000. A complete legal description of the property is in Addendum B. Photographs of the subject are in Addendum
         C.

     CURRENT OWNERSHIP, SALES HISTORY, STATUS
         Phase I is owned by NTS Ft. Lauderdale Office Joint Venture and Phase
         II is owned by NTS Ft. Lauderdale, Ltd. To the best of our knowledge, no other sale or transfer of ownership has occurred within the past three years, and as of the effective date of this appraisal, the property is not subject to an agreement of sale or option to buy, nor is it listed for sale.

     PURPOSE, PROPERTY RIGHTS AND EFFECTIVE DATE
         The purpose of this appraisal is to derive our opinion of the market value of the leased fee interest of the subject as of the effective date of the appraisal, December 31, 2001. Unless otherwise stated, all factors pertinent to a determination of value have been considered as of this date. The property was inspected on December 31, 2001 by Mark
         E. Mitchell MAI.

     INTENDED USE OF THE APPRAISAL
         This appraisal report has been prepared for Mr. Neil Mitchell, NTS, 10172 Linn Station Road, Louisville, Kentucky for use in portfolio valuation. It is not intended for any other use.

     SCOPE OF APPRAISAL
         As part of this appraisal, we have completed the following steps to gather, confirm, and analyze the data.

         - Physically inspected the subject and the surrounding neighborhood.

         - Collected factual information about the subject and the surrounding market and confirmed that information with various sources.

         - Prepared a highest and best use analysis of the subject site as though vacant and of the subject as improved.




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LAKESHORE BUSINESS CENTER 1 AND 2                                         PAGE 9



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INTEGRA REALTY RESOURCES                                     GENERAL INFORMATION
--------------------------------------------------------------------------------


         - Collected and confirmed market information needed to consider the three traditional approaches to value: cost approach, sales comparison approach and income capitalization approach.

         - Prepared a summary appraisal report setting forth the conclusion derived in this analysis as well as a summary of the information upon which the conclusions are based.

         This report involves a complete appraisal of the subject and conforms with the requirements of the Uniform Standards of Professional
         Appraisal Practice (USPAP), the Appraisal Institute, and the appraisal guidelines set forth in the Financial Institutions Reform Recovery
         Enforcement Act (FIRREA). Two of the three traditional approaches to value have been considered in this appraisal. The cost approach has not been utilized because of the age of the improvements and difficulty in estimating depreciation. Additional information regarding the appraisal methods used can be found in the individual sections of this report.
         Pertinent definitions, including the definition of market value and property rights appraised, are in Addendum A.




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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 10


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INTEGRA REALTY RESOURCES                               NEIGHBORHOOD DATA SUMMARY
--------------------------------------------------------------------------------

ECONOMIC ANALYSIS

     NEIGHBORHOOD DATA SUMMARY

         LOCATION
              The subject is located on the northeast corner of Commercial
              Boulevard and 33rd Avenue in the central portion of Broward
              County. The neighborhood is bounded on the north by West Cypress
              Creek Road, on the east by Interstate 95, on the south by Oakland
              Park Boulevard, and on the west by Florida's Turnpike. The following is a neighborhood map outlining these boundaries and locating the subject property in its relationship to the City of Ft. Lauderdale. The neighborhood includes areas of Ft. Lauderdale,
              Oakland Park, Lauderdale Lakes, and unincorporated areas of Broward County. The major economic generators in the neighborhood includes the Ft. Lauderdale Executive Airport and various office, light industrial services, and retail along the major roadways.
              The neighborhood area is approximately 80% developed.

                                [PICTURE OF MAP]


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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 11


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INTEGRA REALTY RESOURCES                               NEIGHBORHOOD DATA SUMMARY
--------------------------------------------------------------------------------


         OUTLOOK AND CONCLUSIONS
              In summary, the neighborhood is in high demand for retail and office uses as demonstrated by the occupancy and rent levels. The neighborhood is at the end of the growth phase and is entering the stability phase. New development will occur in infill locations.
              Utilities are reasonably adequate and available in developed areas.

              The neighborhood is in the stable to growth stage of its life cycle. Recent development activity has been located on the western portion of the neighborhood. Given the history of the neighborhood and the growth trends, it is our opinion that the values in the subject neighborhood are expected to increase in the near future.



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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 12


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INTEGRA REALTY RESOURCES                                  OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

     OFFICE MARKET ANALYSIS
         The strength of any market depends on supply and demand. Based on the age, location, and quality of construction of the subject, the market generally considers it a Class B office building. Each class of building is indirectly affected by the other classes, especially in weaker markets with a recessionary climate. The large subject market is known as Cypress Creek, which has 3.9 million square feet of office space. The overall occupancy for this submarket is 85% as of 2001 Q3.
         This is approximately 3% lower than the previous year. Although we have considered all office space in the Cypress Creek submarket of Ft.
         Lauderdale, our focus is on the class of competition that is most similar to the subject. The buildings have been culled using a survey by Torto-Wheaton with a criteria of a three-mile radius from the subject and construction date post 1980. The cross section analysis had a population of 29 buildings


         MARKET OVERVIEW
              The market has had considerable growth with approximately 477,609 square feet constructed since 1988. The submarket has had average absorption of 35,524 square feet per year. Gross rent is defined as all expenses inclusive of the rent except personal electric.
              Gross rents have escalated 4.8% since 1988. Net rents defined as all expenses passed through to the tenant with exception of management and reserves and replacement. Net rents have increased
              1.6% since 1988. The following map depicts the 3-mile radius from the submarket.

----------------------------------------------------------------------------------------------------------------
                                           New
            Year       Net Rentable   Construction                       Vacancy      Gross Rent
                          Area              sf        Absorption sf      Rate %          $/sf      Net Rent $/sf
----------------------------------------------------------------------------------------------------------------
            1988         787,575          39,234          34,234          43.5%          $10.00          $11.64
----------------------------------------------------------------------------------------------------------------
            1989         850,255          62,680         140,300          18.9%          $13.18          $11.47
----------------------------------------------------------------------------------------------------------------
            1990         940,624          90,369          37,368          17.4%          $10.25          $11.54
----------------------------------------------------------------------------------------------------------------
            1991         940,624               0          -3,000          28.4%          $14.00          $11.56
----------------------------------------------------------------------------------------------------------------
            1992         940,624               0          32,000          21.6%          $11.20           $9.37
----------------------------------------------------------------------------------------------------------------
            1993         940,624               0          15,213          18.7%          $12.04           $9.03
----------------------------------------------------------------------------------------------------------------
            1994         940,624               0           6,610          17.5%          $12.26           $9.07
----------------------------------------------------------------------------------------------------------------
            1995         940,624               0          44,385           8.6%          $14.90           $9.34
----------------------------------------------------------------------------------------------------------------
            1996         940,624               0          -2,080           8.2%          $13.50          $10.14
----------------------------------------------------------------------------------------------------------------
            1997         979,624          39,000          16,231           9.9%          $16.38          $11.41
----------------------------------------------------------------------------------------------------------------
            1998         979,624               0         -11,942          11.2%          $15.51          $11.78
----------------------------------------------------------------------------------------------------------------
            1999       1,227,960         248,336         279,148           9.7%          $15.26          $12.59
----------------------------------------------------------------------------------------------------------------
            2000       1,265,184          37,224           7,527          11.7%          $20.90          $13.21
----------------------------------------------------------------------------------------------------------------
            2001       1,265,184               0         -98,661          19.5%          $18.44          $14.42
----------------------------------------------------------------------------------------------------------------
Source: Torto Wheaton Survey December 2001
Note: Based on survey of 29 office buildings with 3 miles of subject, criteria built after 1980 and greater than 10,000 sf






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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 13

INTEGRA REALTY RESOURCES                                  OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

         MARKET AREA 3 MILE RADIUS



                                [PICTURE OF MAP]



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 14

INTEGRA REALTY RESOURCES                                  OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------


              As noted previously, the subject is in the Cypress Creek office market and is impacted by overall economic market conditions for this general area. The market had a construction boom in 1999 and was able to quickly absorb the new space without impacting the existing space. Rent levels during this period increased at rates at or exceeding the consumer price index (CPI) and equivalent to overall rents in the market.


         SUPPLY ANALYSIS

              AGE OF IMPROVEMENTS
                  The general age of the most competitive buildings in the market area ranges from 10 to 30 years.


              SIZE OF SUBMARKET
                  As of 2001 3Q, the size of the market area is estimated to be
                  1.265 million square feet. Over the past 3 years, the market has grown 285,560 square feet.


              OCCUPANCY
                  As of 2001 3Q, the market overall occupancy rate is estimated to be 80.5%, according to the Torto-Wheaton survey. Over the past 3 years, the overall occupancy rate has changed from 88.8 % in 1998. The decrease in occupancy is due primarily to the lack of demand because of economic conditions.



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 15

INTEGRA REALTY RESOURCES                                  OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------





                        [PLOT POINTS TO COME][BAR GRAPH]



              NEW AND PROPOSED CONSTRUCTION
                  As noted in the submarket overview, there has been approximately 300,000 square feet constructed since 1999. The following is a sample of four buildings and the average monthly absorption. The absorption on a building basis has range from 1,189 square feet to 8,667 square feet. Lakeshore 3 the most recently constructed building has had the slowest absorption. From interviews with local brokers and market observation the lower absorption for Lakeshore 3 is due to current economic conditions.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       TIME TO
                                                                                       REACH
      BUILDING             ADDRESS           YEAR BUILT   SIZE GLA     ABSOPRTION      STABILIZED   GLA ASF PER    MARKET
                                                                           SF          (MONTHS)     MONTH          TREND
--------------------------------------------------------------------------------------------------------------------------------
1700 Spectrum Way    1700 NW 49th Street         1999       50,000       48,000            9         5,333          +
--------------------------------------------------------------------------------------------------------------------------------
1800 Spectrum Way    1800 NW 49th Street         1999       52,000       52,000            6         8,667          +
--------------------------------------------------------------------------------------------------------------------------------
Spectrum Office      1700 NW 49th Street         1999       72,000       68,000            9         7,556          +
--------------------------------------------------------------------------------------------------------------------------------
Lakeshore 3          West Commercial Blvd        2000       39,261       14,269           12         1,189          --
--------------------------------------------------------------------------------------------------------------------------------
Source: Broker
Interviews


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 16

INTEGRA REALTY RESOURCES                                  OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------


                  UNDER CONSTRUCTION

                      Within the market, there are no new office buildings under construction.


              COMPETITIVE PROPERTIES
                  A summary of the office buildings considered to be primary competition for the subject is provided in the following chart.


---------------------------------- ------------- ---------------- --------------- ----------- -------------------
        BUILDING/LOCATION              NRA          OCCUPANCY         ASKING      YEAR BUILT       COMMENTS
                                       (SF)                          RENT/SF
================================== ============= ================ =============== =========== ===================
2101 Building/ 2101 West              94,980           82%            $13.00                  Slightly superior
Commercial Blvd
---------------------------------- ------------- ---------------- --------------- ----------- -------------------
Avion Corp. Center/ 2200 West         66,908           98%            $12.00                  Equal
Commercial Blvd
---------------------------------- ------------- ---------------- --------------- ----------- -------------------
Commercial PlaceI/ 3230 West          90,370           98%            $14.00                  Equal
Commercial Blvd
---------------------------------- ------------- ---------------- --------------- ----------- -------------------
Commercial Place II/ 3250 West        83,336           85%          $12.00 to     1999        Superior
Commercial Blvd                                                       $15.00
---------------------------------- ------------- ---------------- --------------- ----------- -------------------
The Exchange/ 3303-3363 W            173,814           93%            $12.00      1987        Equal
Commercial Blvd
---------------------------------- ------------- ---------------- --------------- ----------- -------------------


              DEMAND ANALYSIS
                  The prospects for the market area to have increased demand for office users in the short term is unlikely because of the continued recession and decline in area employment. The likelihood of increased demand for office users in the long term is strong because of the lack of available land and market and regional demand for the Cypress Creek and Ft. Lauderdale submarket.


         OFFICE MARKET ANALYSIS SUMMARY
              Supply and demand factors indicate that in the short term, the office market will reflect an increase in the net absorption of office space as economic conditions stabilize. This should have a positive impact on the subject. Overall conditions for the subject should be stable. Lakeshore 1 and 2 occupancy levels have remained stable between 85% to 90% since 1990. We are of the opinion that the most likely buyer for the subject would be a regional or national buyer.


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 17

INTEGRA REALTY RESOURCES                                  OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

         EXPOSURE TIME AND MARKETING PERIOD
              Generally, exposure time relates to what has occurred (retrospective) and is occurring (current) in the market, whereas marketing period is a projection (prospective) of what is likely to occur in the market.

              Our estimated exposure time is 12 months, based primarily on interviews with commercial real estate brokers and market transactions.

              Assuming professional marketing to potential purchasers of the subject type at or near the market value concluded in this report, we estimate a marketing period of 12 months.




--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 18

INTEGRA REALTY RESOURCES                    DESCRIPTION AND ANALYSIS OF THE LAND
--------------------------------------------------------------------------------

PROPERTY ANALYSIS

     DESCRIPTION AND ANALYSIS OF THE LAND
         The subject consists of two parcels with frontage on Commercial Boulevard and Northwest 33rd Avenue. Phase 1 is on Northwest 33rd Avenue. Phase 2 is at the northeast corner of Commercial Boulevard and Northwest 33rd Avenue.


         PHYSICAL FEATURES
---------------------------------- -------------------------------------------------------------------
LAND AREA                          Phase 1-7.35 acres, Phase 2-6.70 acres
---------------------------------- -------------------------------------------------------------------
TOPOGRAPHY; DRAINAGE               Level; adequate.
---------------------------------- -------------------------------------------------------------------
ACCESS                             Phase 1 has two curb cuts from Northwest 33rd
                                   Avenue. Phase 2 has one curb cut along
                                   Northwest 31st Avenue, Northwest 33rd Avenue
                                   and Commercial Boulevard
------------------------------------------------------------------------------------------------------
FLOOD PLAIN
======================================================================================================
COMMUNITY PANEL #                  12011C0204F, effective August 18, 1992.
FLOOD ZONE                         Zone AH; refer to Addendum D.
FLOOD INSURANCE                    Zone AH is an area in the 100 year
                                   flood plain. The subject improvements are 2
                                   to 3 feet above the 100-year flood plain and
                                   have been approved by the Broward County
                                   Planning Commission.
---------------------------------- -------------------------------------------------------------------
ENVIRONMENTAL HAZARDS
======================================================================================================
Environmental evaluation is beyond our scope of expertise. A qualified engineer should be consulted on this matter. No obvious hazardous materials or conditions were observed during our inspection.
------------------------------------------------------------------------------------------------------
GROUND STABILITY
======================================================================================================
We were not furnished a soil analysis to review, but predicate that the soil's load bearing capacity is sufficient to support the existing structure. We did not observe any evidence to the contrary during our inspection of the property.
------------------------------------------------------------------------------------------------------

         LEGAL
------------------------------------------------------------------------------------------------------
ZONING
======================================================================================================
DESIGNATION                        B-3-C Planned Warehouse/Light Industrial-Controlled,  B-1-C Retail
                                   Business per the City of Ft. Lauderdale.
PERMITTED USES                     B-3-C Light Industrial Uses
                                   B-1-C Office and general retail uses
CONFORMANCE                        Based on our inspection, a review of the site
                                   plans, and a discussion with the zoning
                                   official, the current use of the site
                                   constitutes a legally permissible use that
                                   conforms to the current zoning ordinance.
---------------------------------- -------------------------------------------------------------------


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 19

INTEGRA REALTY RESOURCES                    DESCRIPTION AND ANALYSIS OF THE LAND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EASEMENTS, ENCUMBRANCES, AND MORATORIA
================================================================================
We were not provided a current title report to review and are not aware of any easements, encroachments, or restrictions that would adversely affect the use of the site. A title search is recommended to determine whether any adverse conditions exist.
--------------------------------------------------------------------------------
ENCROACHMENTS
================================================================================
We were not provided a survey. However, an inspection of the site revealed no apparent encroachment(s).
--------------------------------------------------------------------------------

         UTILITIES
              All utilities are available to the site and adequately serve the existing improvements.


         DESCRIPTION AND ANALYSIS OF THE IMPROVEMENTS
         Lakeshore 1 and 2 are multi-tenant buildings. Approximately 20% of the first floor space in both buildings is unfinished and used for storage or warehouse use. These buildings are unique in the market for the unfinished space and the drive in doors. One tenant in lakeshore 2 has a dock high door with a concrete ramp.





--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 20

INTEGRA REALTY RESOURCES                    DESCRIPTION AND ANALYSIS OF THE LAND
--------------------------------------------------------------------------------

         EXTERIOR DESCRIPTION
-------------------------------------------------------- ----------------------------------------------
NAME OF PROPERTY                                         Lakeshore 1 and 2
-------------------------------------------------------- ----------------------------------------------
GENERAL PROPERTY TYPE                                    Office
-------------------------------------------------------- ----------------------------------------------
YEAR BUILT                                               Lakeshore 1- 1987
                                                         Lakeshore 2- 1990
-------------------------------------------------------- ----------------------------------------------
SPECIFIC PROPERTY USE                                    Multiple tenancy
-------------------------------------------------------- ----------------------------------------------
BUILDING CLASS                                           B
-------------------------------------------------------- ----------------------------------------------
SIZE
     LAKESHORE 1
         GROSS BUILDING AREA (OFFICE)                    105,100 square feet
         NET RENTABLE AREA (OFFICE)                      103,554 square feet
     LAKESHORE 2
         GROSS BUILDING AREA (RESIDENTIAL)               100,100 square feet
         NET-RENTABLE AREA                                97,261 square feet
     BUILDING EFFICIENCY RATIO                           97%
     SOURCE OF SQUARE FOOTAGE                            Plans and physical inspection
         INFORMATION
-------------------------------------------------------- ----------------------------------------------
NUMBER OF BUILDINGS                                      Lakeshore 1 is one building Lakeshore 2 is
                                                         two buildings
-------------------------------------------------------- ----------------------------------------------
STORIES                                                  Two
-------------------------------------------------------- ----------------------------------------------
CONFIGURATION                                            Rectangular
-------------------------------------------------------- ----------------------------------------------
CURRENT OCCUPANCY                                        Lakeshore 1- 87%
                                                         Lakeshore 2 -89%
-------------------------------------------------------- ----------------------------------------------
ESTIMATED EFFECTIVE AGE                                  Lakeshore 1- 13 years
                                                         Lakeshore 2 -10 years
-------------------------------------------------------- ----------------------------------------------
ESTIMATED PHYSICAL LIFE                                  50 years
-------------------------------------------------------- ----------------------------------------------
TYPE/QUALITY OF CONSTRUCTION                             Class B, Office/Warehouse Buildings, good to
                                                         average quality (per Marshall Valuation
                                                         Service)
-------------------------------------------------------- ----------------------------------------------
FOUNDATION                                               Poured, reinforced
                                                         concrete footings slab
                                                         on grade.
-------------------------------------------------------- ----------------------------------------------
STRUCTURAL FRAME                                         Steel and concrete block
-------------------------------------------------------- ----------------------------------------------
EXTERIOR WALLS/WINDOWS                                   Glass;
                                                         curtain masonry and
                                                         concrete block. Rear
                                                         elevations of the
                                                         buildings are concrete
                                                         walls with stucco
                                                         finish.
-------------------------------------------------------- ----------------------------------------------
ROOF                                                     Membrane, the roofs appear to be in average
                                                         condition.
-------------------------------------------------------- ----------------------------------------------



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 21

INTEGRA REALTY RESOURCES                    DESCRIPTION AND ANALYSIS OF THE LAND
--------------------------------------------------------------------------------


         INTERIOR DESCRIPTION
------------------------------ -----------------------------------------------------------------------
INTERIOR PARTITIONING          Typically drywall; firewalls, per
                               code, are constructed of steel or steel studs.
------------------------------ -----------------------------------------------------------------------
FLOOR PLATE LAYOUT             Functional
------------------------------ -----------------------------------------------------------------------
ENTRANCE LOBBY                 2x2 granite or marble flooring
------------------------------ -----------------------------------------------------------------------
CEILING COVER                  Typically suspended acoustic ceiling panels.
------------------------------ -----------------------------------------------------------------------
WALL COVER                     Painted drywall and fabric with variations to tenant specifications.
------------------------------ -----------------------------------------------------------------------
FLOOR COVER                    Primarily commercial-grade carpet with some
                               vinyl, marble or granite tile and other
                               variations to tenant specifications.
------------------------------ -----------------------------------------------------------------------
LIGHTING                       Suspended and recessed fluorescent and
                               incandescent lighting to tenant specifications.
------------------------------ -----------------------------------------------------------------------
CONDITION                      Average
------------------------------ -----------------------------------------------------------------------

         EQUIPMENT AND MECHANICAL SYSTEMS
------------------------------ -----------------------------------------------------------------------
HVAC                           Package rooftop cooling system.
------------------------------ -----------------------------------------------------------------------
ELECTRICAL                     Tenants vary by size.  Common 200 amp per unit.
------------------------------ -----------------------------------------------------------------------
PLUMBING                       Common area restrooms on each floor with 6 to 8 fixtures each.
------------------------------ -----------------------------------------------------------------------
FIRE PROTECTION                Wet and dry sprinklers in Lakeshore 1 and 2.
------------------------------ -----------------------------------------------------------------------
ELEVATORS                      2 hydraulic elevators 50fpm
------------------------------ -----------------------------------------------------------------------
SECURITY SYSTEM                No detailed description was available.
------------------------------ -----------------------------------------------------------------------
CONDITION                      Mechanical systems are assumed in good condition.
------------------------------ -----------------------------------------------------------------------




--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 22

INTEGRA REALTY RESOURCES                    DESCRIPTION AND ANALYSIS OF THE LAND
--------------------------------------------------------------------------------


         SITE IMPROVEMENTS
------------------------------------------------------------------------------------------------------
PARKING
======================================== =============================================================
    NUMBER OF SPACES                     Phase 1 has 386 parking spaces; Phase 2 has 401 parking
                                         space.
    SURFACE TYPE/CONDITION               Asphalt good condition.
    PARKING RATIO                        Phase 1-3.73 spaces per 1000 SF and Phase 2-4.13 spaces per
                                         1000 SF.
    ADEQUACY                             Fair, Phase 1 has a deficit of 14
                                         parking spaces, however, Phase 1 has
                                         not been adversely effected by the lack
                                         of parking.
---------------------------------------- -------------------------------------------------------------
LANDSCAPING
======================================================================================================
Assumed good
------------------------------------------------------------------------------------------------------
DRAINAGE AND RETENTION
======================================================================================================
Adequate; storm sewer drainage systems allow site water to be collected and drained through surface drains located in the parking lot areas and streets.
------------------------------------------------------------------------------------------------------

         IMPROVEMENTS ANALYSIS
------------------------------------ -----------------------------------------------------------------
CONDITION                            Average and typical for market
------------------------------------ -----------------------------------------------------------------
DEFERRED MAINTENANCE                 Based on the 1999 appraisal, the subject had approximately
                                     $100,000 in deferred maintenance including tenant
                                     improvements.  Most of these items noted have been addressed with exception to the tenant finish.  Minor deferred
                                     maintenance includes repair of exterior overhang on the east building of Lakeshore 1, minor exterior painting and exterior wall repair.  As of the date of inspection, the lobby areas have been renovated to Class B+ standards.
------------------------------------ -----------------------------------------------------------------
QUALITY OF CONSTRUCTION              The quality of construction
                                     is assumed to be average for the market.
------------------------------------ -----------------------------------------------------------------
FUNCTIONAL UTILITY                   Our inspection of the preliminary
                                     plans did not reveal any significant items
                                     of functional obsolescence.
------------------------------------ -----------------------------------------------------------------
ADA COMPLIANCE                       Assumed
------------------------------------ -----------------------------------------------------------------
ENVIRONMENTAL                        We are neither considered experts nor
                                     competent to assess environmental issues.
                                     Upon physical inspection of the site and
                                     improvements, no indication "to the
                                     untrained eye" of environmental hazard was
                                     found. Unless stated otherwise, we assume
                                     no hazardous conditions exist on or near
                                     the subject.
------------------------------------ -----------------------------------------------------------------




--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 23

INTEGRA REALTY RESOURCES                                REAL ESTATE TAX ANALYSIS
--------------------------------------------------------------------------------

     REAL ESTATE TAX ANALYSIS
         For the current tax year, January 1, 2001 through December 31, 2001, the estimated real estate taxes for the subject are the assessed value of Lakeshore 1 of $6,418,040 and Lakeshore 2 of $7,036,960, divided by $100, then multiplied by the composite rate of 25.0489 for a total of $337,033. Based on our valuation of the subject, the assessor's market value for this assessment fiscal year is reasonable relative to the market comparable.




--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 24

INTEGRA REALTY RESOURCES                           HIGHEST AND BEST USE ANALYSES
--------------------------------------------------------------------------------

     HIGHEST AND BEST USE ANALYSES
         In the analysis of highest and best use as though vacant and the highest and best use as improved, we have considered the four criteria of legally permissible, physically possible, economically feasible, and maximally productive.

         Based on the neighborhood and market analysis, it is our conclusion that the highest and best use of the site as though vacant and improved is for an office/light industrial use.




--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 25

INTEGRA REALTY RESOURCES                                   VALUATION METHODOLOGY
--------------------------------------------------------------------------------

VALUATION ANALYSIS

     VALUATION METHODOLOGY
         The traditional methods of processing market data into a value indication include:

         -   Cost Approach;

         -   Sales Comparison Approach; and

         -   Income Capitalization Approach.

         The cost approach assumes that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility. This approach is particularly applicable when the improvements being appraised are relatively new and represent the highest and best use of the land, or when the property has unique or specialized improvements for which there is little or no sales data from comparable properties.

         The sales comparison approach assumes that an informed purchaser would pay no more for a property than the cost of acquiring another existing property with the same utility. This approach is especially appropriate when an active market provides sufficient reliable data that can be verified from authoritative sources. The sales comparison approach is less reliable in an inactive market, or when estimating the value of properties for which no real comparable sales data is available. It is also questionable when sales data cannot be verified with principals to the transaction.

         The income capitalization approach reflects the market's perception of a relationship between a property's potential income and its market value, a relationship expressed as a capitalization rate. This approach converts the anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value indication through capitalization. This approach is widely applied when appraising income-producing properties.

         We have used two approaches to value (sales comparison and income capitalization approaches) in the preparation of this report. The reconciliation at the end of this appraisal report discusses the relative strengths and weaknesses of each approach.



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 26

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------

     LAND VALUE ANALYSIS
         In order to derive an opinion of the market value of the subject land, assuming the property is vacant and available for development to its highest and best use, we have assembled sales data for vacant sites in the area. After examining available sales data, we have selected four land sale transactions as most comparable for this analysis. After an adjustment process, which compensates for all significant differences between these sales and the subject, these sales provide an indication of the subject's land value.

         On the following page is a Land Sales Grid, which provides relevant data and shows the appropriate adjustments. For each element of comparison, each sale is rated as being superior, similar, or inferior to the subject. A downward (negative) adjustment is applied for a superior rating, and an upward (positive) adjustment is made for an inferior rating; no adjustments are made for elements considered similar to the subject. Addendum E provides additional data about the comparable land sales.

         In analyzing the individual sales, we have selected the price per acre of land as the operative unit of comparison.

         Based on our analysis, the four comparable land sales provide a range of value indications from $198,735 to $365,549 per acre, with an average of $269,053 per acre. Giving primary reliance to Sales 1, 2 and 4, we have concluded a value for the subject site of $200,000 per acre for Lakeshore 1 and $255,000 per acre for Lakeshore 2. This results in an indicated site value calculated as follows.

         LAKESHORE 1 7.35 ACRES X $200,000/ACRE = $1,470,000 ROUNDED TO $1,500,000.

         LAKESHORE 2 6.70 ACRES X $255,000/ACRE =$1,708,500, ROUNDED TO $1,700,000.




--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 27

INTEGRA REALTY RESOURCES                                     LAND VALUE ANALYSIS
--------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------
                                                    LAND SALES COMPARISON GRID - OFFICE
-------------------------------------------------------------------------------------------------------------------
      Integra Realty Resources                           LAKESHORE BUSINESS CENTER 1
      Kentucky & Southern Indiana                    5100-5200 West Commercial Boulevard
      File # 700lakes                                   Ft. Lauderdale, Florida 33309
-------------------------------------------------------------------------------------------------------------------
                            SUBJECT                  1                       2                        3
-------------------------------------------------------------------------------------------------------------------
KEY NUMBER                   700lakeshore                    7792                    7793                     7794
NAME                  LAKESHORE BUSINESS   Park of Commerce
                      CENTER 1
ADDRESS               5100-5200 West       Atlantic Loop           Carribean Cir           3300 N University Dr
                      Commercial
                      Boulevard
CITY                  Ft. Lauderdale       Ft. Lauderdale          Ft. Lauderdale          Coral Springs
STATE                 Florida              FL                      FL                      FL
DATE OF SALE                          N/A          August 3, 1998            June 9, 1998         February 4, 1999
SALE PRICE                            N/A                $816,800              $1,798,500               $1,750,000
CASH EQUIV AMT                        N/A                $816,800              $1,798,500               $1,750,000
# OF SQ FT                        320,166                 179,032                 214,315                  259,182
# OF ACRES                           7.35                    4.11                    4.92                     5.95
BUILDING SF                       103,554
UNITS
ZONING                B-3-C Planned        COM                     IOC                     GC
                      Warehouse/Light
                      Industrial-Controled
LAND USE              Retai/               Office                  Other                   Office
                      Office/industrial
TOPOGRAPHY            Level                                        Level                   Level

-------------------------------------------------------------------------------------------------------------------
PRICE PER ACRE                                           $198,735                $365,549                 $294,118
-------------------------------------------------------------------------------------------------------------------
PROPERTY RIGHTS
         DOLLAR ADJUSTMENT                                  $0.00                   $0.00                    $0.00
         PERCENT ADJUSTMENT                                 0.00%                   0.00%                    0.00%
                  ADJUSTED PRICE                         $198,735                $365,549                 $294,118
-------------------------------------------------------------------------------------------------------------------
FINANCING TERMS
         DOLLAR ADJUSTMENT                                  $0.00                   $0.00                    $0.00
         PERCENT ADJUSTMENT                                 0.00%                   0.00%                    0.00%
                  ADJUSTED PRICE                         $198,735                $365,549                 $294,118
-------------------------------------------------------------------------------------------------------------------
CONDITIONS OF SALE
         DOLLAR ADJUSTMENT                                  $0.00                   $0.00                    $0.00
         PERCENT ADJUSTMENT                                 0.00%                   0.00%                    0.00%
                  ADJUSTED PRICE                         $198,735                $365,549                 $294,118
-------------------------------------------------------------------------------------------------------------------
TIME/MARKET CONDITIONS
%ADJUSTMENT (Ann.% = 0%)                                    0.00%                   0.00%                    0.00%
TIME ADJ PRICE PER RA                                    $198,735                $365,549                 $294,118
-------------------------------------------------------------------------------------------------------------------
LOCATION                                   COMPARABLE              COMPARABLE              COMPARABLE
         DOLLAR ADJUSTMENT                                  $0.00                   $0.00                    $0.00
         PERCENT ADJUSTMENT                                 0.00%                   0.00%                    0.00%
-------------------------------------------------------------------------------------------------------------------
IMPROVEMENTS                               COMPARABLE              COMPARABLE              COMPARABLE
         DOLLAR ADJUSTMENT                                  $0.00                   $0.00                    $0.00
         PERCENT ADJUSTMENT                                 0.00%                   0.00%                    0.00%
-------------------------------------------------------------------------------------------------------------------
PHYSICAL CONDITION                         COMPARABLE              COMPARABLE              COMPARABLE
         DOLLAR ADJUSTMENT                                  $0.00                   $0.00                    $0.00
         PERCENT ADJUSTMENT                                 0.00%                   0.00%                    0.00%
-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
NET ADJUSTMENT                                              $0.00                   $0.00                    $0.00
NET PERCENT ADJUSTMENT                                      0.00%                   0.00%                    0.00%
ADJUSTED PRICE                                           $198,735                $365,549                 $294,118
-------------------------------------------------------------------------------------------------------------------
                                                    Number of Comparable Sales = FOUR
                     ----------------------------------------
                           ...MARKET RANGE PER ACRE...
                                MAXIMUM $365,549
                                MINIMUM $198,735
                                  MEAN $269,053
-------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------
                                                    LAND SALES COMPARISON GRID - OFFICE
---------------------------------------------------------------------------------------------------------------
      Integra Realty Resources                           LAKESHORE BUSINESS CENTER 1                     Page 1
      Kentucky & Southern Indiana                    5100-5200 West Commercial Boulevard
      File # 700lakes                                   Ft. Lauderdale, Florida 33309
------------------------
           4
------------------------
KEY NUMBER                       7791
NAME           Storage World

ADDRESS        W Commercial


CITY           Ft. Lauderdale
STATE          FL
DATE OF SALE            April 1, 1999
SALE PRICE                   $528,405
CASH EQUIV AMT               $528,405
# OF SQ FT                    105,681
# OF ACRES                       2.43
BUILDING SF
UNITS
ZONING


LAND USE       Self Storage

TOPOGRAPHY     Level

--------------------------------------------------------------
PRICE PER ACRE                                       $217,809
--------------------------------------------------------------
PROPERTY RIGHTS
         DOLLAR ADJUSTMENT                              $0.00
         PERCENT ADJUSTMENT                             0.00%
                  ADJUSTED PRICE                     $217,809
--------------------------------------------------------------
FINANCING TERMS
         DOLLAR ADJUSTMENT                              $0.00
         PERCENT ADJUSTMENT                             0.00%
                  ADJUSTED PRICE                     $217,809
--------------------------------------------------------------
CONDITIONS OF SALE
         DOLLAR ADJUSTMENT                              $0.00
         PERCENT ADJUSTMENT                             0.00%
                  ADJUSTED PRICE                     $217,809
--------------------------------------------------------------
TIME/MARKET CONDITIONS
%ADJUSTMENT (Ann.% = 0%)                                0.00%
TIME ADJ PRICE PER RA                                $217,809
--------------------------------------------------------------
LOCATION                               COMPARABLE
         DOLLAR ADJUSTMENT                              $0.00
         PERCENT ADJUSTMENT                             0.00%
--------------------------------------------------------------
IMPROVEMENTS                           COMPARABLE
         DOLLAR ADJUSTMENT                              $0.00
         PERCENT ADJUSTMENT                             0.00%
--------------------------------------------------------------
PHYSICAL CONDITION                     COMPARABLE
         DOLLAR ADJUSTMENT                              $0.00
         PERCENT ADJUSTMENT                             0.00%
--------------------------------------------------------------



--------------------------------------------------------------



--------------------------------------------------------------



--------------------------------------------------------------
NET ADJUSTMENT                                          $0.00
NET PERCENT ADJUSTMENT                                  0.00%
ADJUSTED PRICE                                       $217,809
--------------------------------------------------------------






------------------------

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 28

INTEGRA REALTY RESOURCES                               SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

     SALES COMPARISON APPROACH
         In performing the sales comparison approach, we surveyed sales activity for office properties in the Ft. Lauderdale area. Relying upon sales that occurred recently as the best indication of current investor attitudes and market behavior, we have selected four improved sales as most comparable and as best indicators of value for the subject.

         The four selected sales are summarized in the Sales Comparison Grid, which follows this discussion. For each element of comparison, each sale is rated as being superior, similar, or inferior to the subject. A downward (negative) adjustment is applied for a superior rating, and an upward (positive) adjustment is made for an inferior rating; no adjustments are made for elements considered similar to the subject. Addendum F provides additional data about the comparable sales.

         In analyzing the sales data, we have selected the price per square foot of rentable area as the unit of comparison.

         Based on our analysis, the four improved sales indicate a narrowed range of value indications from $65.68 per square foot to $108.18 per square foot. Placing primary weight on Sales 1, 2 and 5 based upon age, we have concluded to a value of $92.00 per square foot for the subject. Consequently, the sales comparison approach indicates a value calculated as follows.

          LAKESHORE 1-105,100 SF X $92.00/SF = $9,669,200 ROUNDED TO $9,700,000.
          LAKESHORE 2-100,100 SF X $92.00/SF = $9,209,200 ROUNDED TO $9,200,000.






--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 29

INTEGRA REALTY RESOURCES                               SALES COMPARISON APPROACH
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                     IMPROVED SALES COMPARISON GRID - OFFICE
-------------------------------------------------------------------------------------------------------------------------
        Integra Realty Resources                           LAKESHORE BUSINESS CENTER 1
        Kentucky-Southern Indiana                      5100-5200 West Commercial Boulevard
        File # 700lakes                                Ft. Lauderdale, Florida 33309
-------------------------------------------------------------------------------------------------------------------------
                              SUBJECT               1                   2                  3                   4
-------------------------------------------------------------------------------------------------------------------------
KEY NUMBER                    700lakeshore                2955               2954                2953               2956
NAME                      LAKESHORE         Vantage Industrial  The Exchange       Amercian Capital    Fountains of
                          BUSINESS CENTER                                          Properties          Plantation
                          1
ADDRESS                   5100-5200 West    2900 West Cypress   West Commercial    University Drive    University Drive
                          Commercial                            Blvd
                          Boulevard
CITY                      Ft. Lauderdale    FT LAUDERDALE       FT LAUDERDALE      FT LAUDERDALE       FT LAUDERDALE
STATE                     Florida           FL                  FL                 FL                  FL
DATE OF SALE                           N/A        July 1, 1998   December 1, 1996     October 1, 1997        May 1, 1998
SALE PRICE                             N/A          $2,750,000        $13,850,000          $6,630,000         $7,800,000
CASH EQUIV AMT                         N/A          $2,750,000        $13,850,000          $6,630,000         $7,800,000
RENTABLE AREA                      103,554              43,463            167,867             101,181            112,000
GROSS BLDG AREA                    103,554              43,651            167,867             101,181            112,000
UNITS
USABLE AREA
LAND AREA (SF)                     320,166              99,317            570,200             295,772            273,170
LAND AREA (ACRES)                     7.35                2.28              13.09                6.79               6.20
YEAR BUILT                            1987                1984               1987                1983               1982
EGIM                                                       6.9                6.5                 6.6                5.2
RO                                                        9.8%               9.7%               10.5%              11.5%
DENSITY                                                  43.8%              29.4%               34.2%              41.0%
-------------------------------------------------------------------------------------------------------------------------
PRICE PER SF                                            $63.27             $82.51              $65.53             $69.64
-------------------------------------------------------------------------------------------------------------------------
PROPERTY RIGHTS
         DOLLAR ADJUSTMENT                               $0.00              $0.00               $0.00              $0.00
         PERCENT ADJUSTMENT                              0.00%              0.00%               0.00%              0.00%
                  ADJUSTED PRICE                        $63.27             $82.51              $65.53             $69.64
-------------------------------------------------------------------------------------------------------------------------
FINANCING TERMS
         DOLLAR ADJUSTMENT                               $0.00              $0.00               $0.00              $0.00
         PERCENT ADJUSTMENT                              0.00%              0.00%               0.00%              0.00%
                  ADJUSTED PRICE                        $63.27             $82.51              $65.53             $69.64
-------------------------------------------------------------------------------------------------------------------------
LAND VALUE
         DOLLAR ADJUSTMENT                             -$12.56            -$16.01             -$15.28            -$13.99
         PERCENT ADJUSTMENT                            -19.85%            -19.40%             -23.32%            -20.09%
                  ADJUSTED PRICE                        $50.71             $66.50              $50.25             $55.65
-------------------------------------------------------------------------------------------------------------------------
TIME/MARKET CONDITIONS
%ADJUSTMENT (Ann.% =)                                    0.00%              0.00%               0.00%              0.00%
TIME ADJ PRICE PER RA                                   $50.71             $66.50              $50.25             $55.65
-------------------------------------------------------------------------------------------------------------------------
AGE/CONDITION                               INFERIOR            INFERIOR           INFERIOR            SUPERIOR
         DOLLAR ADJUSTMENT                              $12.17              $1.33               $3.02  -$2.23
         PERCENT ADJUSTMENT                             24.00%              2.00%               6.00%             -4.00%
-------------------------------------------------------------------------------------------------------------------------
CONSTRUCTION                                COMPARABLE          COMPARABLE         COMPARABLE          COMPARABLE
         DOLLAR ADJUSTMENT                               $0.00              $0.00               $0.00              $0.00
         PERCENT ADJUSTMENT                              0.00%              0.00%               0.00%              0.00%
-------------------------------------------------------------------------------------------------------------------------
OCCUPANCY                                   COMPARABLE          COMPARABLE         COMPARABLE          COMPARABLE
         DOLLAR ADJUSTMENT                               $0.00              $0.00               $0.00              $0.00
         PERCENT ADJUSTMENT                              0.00%              0.00%               0.00%              0.00%
-------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
LAND VALUE                                  INFERIOR            INFERIOR           INFERIOR            INFERIOR
         DOLLAR ADJUSTMENT                              $12.41             $12.41              $12.41             $12.41
         PERCENT ADJUSTMENT                             19.74%             18.30%              23.30%             23.23%
-------------------------------------------------------------------------------------------------------------------------
NET ADJUSTMENT                                          $24.58             $13.74              $15.43             $10.18
NET PERCENT ADJUSTMENT                                  48.47%             20.66%              30.71%             18.29%
ADJUSTED PRICE                                          $75.29             $80.24              $65.68             $65.83
-------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
                                                     IMPROVED SALES COMPARISON GRID - OFFICE
---------------------------------------------------------------------------------------------------------------------------------
        Integra Realty Resources                           LAKESHORE BUSINESS CENTER 1                                     Page 1
        Kentucky-Southern Indiana                      5100-5200 West Commercial Boulevard
        File # 700lakes                                Ft. Lauderdale, Florida 33309
--------------------
         5
--------------------
KEY NUMBER                      3311
NAME              Newport Center
                  Drive

ADDRESS           1287 E Newport
                  Center Dr.

CITY              FT LAUDERDALE
STATE             FL
DATE OF SALE         October 25,2000
SALE PRICE                $6,950,000
CASH EQUIV AMT            $6,950,000
RENTABLE AREA                 59,500
GROSS BLDG AREA               62,126
UNITS
USABLE AREA
LAND AREA (SF)               196,456
LAND AREA (ACRES)               4.51
YEAR BUILT                      1988
EGIM
RO                             10.2%
DENSITY                          32%
-------------------------------------------------------------
PRICE PER SF                                         $111.87
-------------------------------------------------------------
PROPERTY RIGHTS
         DOLLAR ADJUSTMENT                             $0.00
         PERCENT ADJUSTMENT                            0.00%
                  ADJUSTED PRICE                     $111.87
-------------------------------------------------------------
FINANCING TERMS
         DOLLAR ADJUSTMENT                             $0.00
         PERCENT ADJUSTMENT                            0.00%
                  ADJUSTED PRICE                     $111.87
-------------------------------------------------------------
LAND VALUE
         DOLLAR ADJUSTMENT                           -$16.10
         PERCENT ADJUSTMENT                          -14.1 %
                  ADJUSTED PRICE                      $95.77
-------------------------------------------------------------
TIME/MARKET CONDITIONS
%ADJUSTMENT (Ann.% =)                                  0.00%
TIME ADJ PRICE PER RA
-------------------------------------------------------------
AGE/CONDITION                             EQUAL
         DOLLAR ADJUSTMENT                             $0.00
         PERCENT ADJUSTMENT                            0.00%
-------------------------------------------------------------
CONSTRUCTION                              COMPARABLE
         DOLLAR ADJUSTMENT                             $0.00
         PERCENT ADJUSTMENT                            0.00%
-------------------------------------------------------------
OCCUPANCY
         DOLLAR ADJUSTMENT                             $0.00
         PERCENT ADJUSTMENT                            0.00%
-------------------------------------------------------------



-------------------------------------------------------------



-------------------------------------------------------------
LAND VALUE                                INFERIOR
         DOLLAR ADJUSTMENT                            $12.41
         PERCENT ADJUSTMENT                           12.96%
-------------------------------------------------------------
NET ADJUSTMENT                                       $108.18
NET PERCENT ADJUSTMENT                                12.96%
ADJUSTED PRICE                                       $108.18
-------------------------------------------------------------

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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 30

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

     INCOME CAPITALIZATION APPROACH

         INTRODUCTION
              The income capitalization approach uses one or more techniques in which the subject's anticipated net operating income is capitalized into a value indication. The two generally accepted techniques used in this approach are direct capitalization and discounted cash flow (yield) analyses. In this analysis, we have used only the discounted cash flow method since investors for this property type are currently emphasizing this method.

         SUBJECT STATUS
              Lakeshore 1 is currently leased to 25 tenants to an occupancy level of 86%. The tenant sizes range from 689 square feet to 3,278 square feet. The contract rents range from $10.16 per square foot to $15.12 per square foot. The lease expirations range from month to month to January 2005. The typical lease terms are net basis, which means the landlord is responsible for all base year expenses.

              Lakeshore 2 is currently leased to 24 tenants to an occupancy level of 81%. The tenant sizes range from 1,178 square feet to 28,312 square feet. The contract rents range from $10.87 per square foot to $15.12 per square foot. The lease expirations range from month to month to May 2006. The typical lease terms are net basis, which means the landlord is responsible for all base year expenses.

         ANALYSIS OF INCOME

              ANALYSIS OF COMPARABLE RENTALS
                  To estimate market rent(s) for the subject, we surveyed brokers and property owners in the competing market area. Our survey consisted of asking and actual lease rates, terms, concessions, expense structure, and any other pertinent factors. Following is a summary chart of the comparable rentals.


-----------------------------------------------------------------------------------------------
                                 COMPARABLE RENTAL PROPERTIES
-----------------------------------------------------------------------------------------------
  NO.                      PROPERTY LOCATION                      NRA (SF)         RENT/SF
===============================================================================================
   1      2101 Building/2101 West Commercial Blvd.                 94,980           $13.00
-----------------------------------------------------------------------------------------------
   2      Avion Corp. Center/2200 West Commercial Blvd.               66,908        $12.00
--------- ---------------------------------------------------- ---------------- ---------------
   3      Commercial Place I/3230 West Commercial Blvd.               90,370        $14.00
-----------------------------------------------------------------------------------------------
   4      Commercial Place II/3250 West Commercial Blvd.              83,336      $12.00 to
                                                                                    $15.00
-----------------------------------------------------------------------------------------------
   5      The Exchange/3303-3363 West Commercial Blvd.               173,814        $12.00
-----------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 31

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

                  We note that the contract rental rates of the subject are similar to the concluded market rental rate. In the analysis of the value of a leased fee estate, the contract rental rates establish income for the leased space, but the market rental rate dictates the potential rental income for current and future vacant space.

              PROJECTED BASE RENT
                  The potential gross rent of the subject for the 12 months subsequent to the effective date of this appraisal is estimated by multiplying the contract rental rates by the respective leased areas and the market rental rate. The cash flow chart on a following page reflects the estimated income projections. The historical experience provided by the property owner is shown on the following pages.

              VACANCY AND COLLECTION LOSS
                  This category represents both the rent loss caused by physical vacancy and credit loss projected for the subject. As indicated in the Office Market Analysis section of this report, the market area of the subject is currently experiencing a vacancy level of approximately 80% to 88%. We have projected a stabilized vacancy and collection loss for the subject of 88%.

              EXPENSE REIMBURSEMENTS
                  Expense reimbursements are typically generated from expense increases or expense recoveries paid by the tenant. Rent is adjusted for expenses based on the terms of the leases. For the next 12 months, the estimated expense reimbursements income for the subject are $561,510 for Lakeshore 1 and $513,623 for Lakeshore 2. This estimate is calculated by a lease-by-lease analysis using ARGUS.



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 32

S

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

0700-26-01


LAKESHORE I OPERATING STATEMENT

                           LAKE SHORE PHASE 1

SF GBA                      1997      105,100      1998      105,100      1999       105,100        2000     105,100  2001A-PART-9
                         $            $/SF      $            $/SF      $              $/SF         $          $/SF     $

BASE RENT                $1,040,046   $  9.90   $  981,417   $  9.34   $  913,250   $    8.69   $  964,468   $ 9.18   $  763,576
OTHER INCOME                          $-        $  122,634   $  1.17   $   34,145   $    0.32   $   27,231   $ 0.26   $   35,723
EXPENSE REIMBURSEMENT    $  419,234   $  3.99   $  466,360   $  4.44   $  372,326   $    3.54   $  412,518   $ 3.93   $  382,558
--------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME   $1,459,280   $ 13.88   $1,570,411   $ 14.94   $1,319,722   $   12.56   $1,404,217   $13.36   $1,181,857
--------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE TAXES        $  177,648   $  1.69   $  158,011   $  1.50   $  252,806   $    2.41   $  168,058   $ 1.60   $  142,091
INSURANCE                $   27,481   $  0.26   $   26,602   $  0.25   $   30,000   $    0.29   $   31,467   $ 0.30   $   42,781
UTILITIES                $   46,479   $  0.44   $   45,578   $  0.43   $   36,552   $    0.35   $   46,583   $ 0.44   $   37,693
 MAINTENANCE             $  133,198   $  1.27   $  131,375   $  1.25   $  138,343   $    1.32   $  115,424   $ 1.10   $   93,156
ADMIN/OTHER                    -      $-        $-           $-        $-           $-          $   58,484   $ 0.56   $   20,550
JANITORIAL               $   54,950             $   56,381             $   38,772   $    0.37   $   75,576   $ 0.72   $   57,296
RESERVE &
replacement              $    1,841   $  0.02   $   25,165   $  0.24   $    5,654   $    0.05                $-       $-
Leasing Fees             $   86,153                                    $  109,681   $ 130,920   $     1.25   $-       $-
Mangement Fee            $   50,472   $  0.48   $  130,555   $  1.24   $   79,166   $    0.75   $   82,960   $ 0.79   $   68,464
--------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES           $  578,222   $  5.50   $  683,348   $  6.50   $  712,214   $    6.78   $  578,552   $ 5.50   $  462,031
--------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME        881,058   $  8.38   $  887,063   $  8.44   $  607,507   $    5.78   $  825,665   $ 7.86   $  719,826
================================================================================================================================
LAKESHORE I OPERATING STATEMENT

                           LAKE SHORE PHASE 1

SF GBA                    105,100  2001A-PART-9     105,100 IREM
                           $/SF    $              $/SF       $/SF

BASE RENT                 $ 7.27    1,015,556     $ 9.66      $ 9.69
OTHER INCOME              $ 0.34       47,512     $ 0.45      $ 0.32
EXPENSE REIMBURSEMENT     $ 3.64      508,802     $ 4.84      $ 3.54
---------------------------------------------------------------------
EFFECTIVE GROSS INCOME    $11.25   $1,571,870     $14.96      $14.25
---------------------------------------------------------------------
REAL ESTATE TAXES         $ 1.35      188,981     $ 1.80      $ 2.65
INSURANCE                 $ 0.41       56,899     $ 0.54      $ 0.29
UTILITIES                 $ 0.36       50,132     $ 0.48      $ 0.35
 MAINTENANCE              $ 0.89      123,897     $ 1.18      $ 1.32
ADMIN/OTHER               $ 0.20       27,332     $ 0.26      $-
JANITORIAL                $ 0.55       76,204     $ 0.73      $ 0.37
RESERVE &
REPLACEMENT               $-       $-             $-          $ 0.05
LEASING FEES              $-       $-             $-          $ 1.25
MANGEMENT FEE             $ 0.65       91,057     $ 0.87      $ 0.75
---------------------------------------------------------------------
TOTAL EXPENSES            $ 4.40   $  614,501     $ 5.85      $ 7.02
---------------------------------------------------------------------
NET OPERATING INCOME      $ 6.85   $  957,369     $ 9.11      $ 7.23
=====================================================================



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 33

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


LAKESHORE II INCOME & EXPENSE STATEMENTS


SF GBA                      1998      100,100     1999     100,100      2000     100,100  2001-PART-9  100,100  2001A-PART-9 100,100
                         $            $/SF     $            $/SF     $            $/SF     $            $/SF     $            $/SF
------------------------------------------------------------------------------------------------------------------------------------
BASE RENT                $  993,350   $ 9.92   $  925,025   $ 9.24   $  960,304   $ 9.59   $  763,653   $ 7.63    1,015,658   $10.15
OTHER INCOME             $  203,181   $ 2.03   $  114,523   $ 1.14   $   31,156   $ 0.31   $   35,722   $ 0.36       47,510   $ 0.47
EXPENSE REIMBURSEMENT    $  433,023   $ 4.33   $  392,021   $ 3.92   $  422,846   $ 4.22   $  382,559   $ 3.82      508,803   $ 5.08
------------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE GROSS
INCOME                   $1,629,554   $16.28   $1,431,569   $14.30   $1,414,306   $14.13   $1,181,934   $11.81   $1,571,972   $15.70
------------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE TAXES        $  184,368   $ 1.84   $  231,533   $ 2.31   $  165,656   $ 1.65   $  142,091   $ 1.42      188,981   $ 1.89
INSURANCE                $   26,000   $ 0.26   $   27,000   $ 0.27   $   42,781   $ 0.43   $   42,781   $ 0.43       56,899   $ 0.57
UTILITIES                $   39,000   $ 0.39   $   41,642   $ 0.42   $   40,660   $ 0.41   $   40,600   $ 0.41       53,998   $ 0.54
 MAINTENANCE             $  126,500   $ 1.26   $  125,724   $ 1.26   $   92,986   $ 0.93   $   92,986   $ 0.93      123,671   $ 1.24
ADMIN/OTHER              $-           $-       $-           $-       $   48,446   $ 0.48   $   20,541   $ 0.21       27,320   $ 0.27
JANITORIAL               $   36,250   $ 0.36   $   36,542   $ 0.37   $   57,296   $ 0.57   $   57,296   $ 0.57       76,204   $ 0.76
RESERVE & REPLACEMENT    $    1,500   $ 0.01   $    6,905   $ 0.07                $-                    $-               --   $-
LEASING FEES             $  108,000   $ 1.08   $  111,770   $ 1.12                $-                    $-               --   $-
MANGEMENT FEE            $  123,000   $ 1.23   $   77,088   $ 0.77   $   84,332   $ 0.84   $   68,464   $ 0.68       91,057   $ 0.91
------------------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES           $  644,618   $ 6.44   $  658,205   $ 6.58   $  532,157   $ 5.32   $  464,759   $ 4.64   $  618,129   $ 6.18
------------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME     $  984,936   $ 9.84   $  773,364   $ 7.73   $  882,149   $ 8.81   $  717,175   $ 7.16   $  953,643   $ 9.53
====================================================================================================================================


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 34

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

         PROJECTED EFFECTIVE GROSS INCOME (EGI)
                  Historically for the past two years the effective gross income for Lakeshore 1 was $1,404,217 for 2000 and $1,571,870 for
                  partial year 2001. The projected effective gross income is estimated to be $1,611,693 for the 12 months following the effective date of the appraisal or a 2.5 % increase from 2001.

                  Lakeshore 2 effective gross income was $1,414,306 in 2000 and $1,571,972 annualized for 2001. The projected effective gross income is estimated to be $1,425,449 for the 12 months following the effective date of the appraisal or a 9.3% decreases from 2001. The decrease is due to tenant turnover in 2002 and the release of Lambda Physik, the buildings largest tenant to a lower rent level. Due to step up rents the impact on value will be overcome by FY 2003, which projected EGI, is $1,591,725.

         ANALYSIS OF OPERATING EXPENSES
              Leases for office properties similar to the subject in this market are typically net basis, which means that the landlord is responsible for all base year operating expenses. Historical expenses of the subject are reported on the previous historic operating statements. The estimated expenses are for the 12 months following the effective date of the appraisal.

              In comparison to the historical experience, projected operating expenses are anticipated to be similar because the age of the improvements.

         NET OPERATING INCOME (NOI)
              The stabilized net operating income for the subject, calculated by deducting the projected operating expenses from the projected effective gross income, is $998,424 for Lakeshore 1 and $850,768 for Lakeshore 2.

         DIRECT CAPITALIZATION ANALYSIS

              CAPITALIZATION RATE ANALYSIS
                  Several methods are available for estimating a capitalization rate to apply to the stabilized net operating income for the subject. These methods include national surveys, band of investment, and comparable sales. Reconciling the aforementioned methods of estimating the overall rate, we have selected a capitalization rate of 10.2% for Lakeshore 1 and 2 respectively.


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 35

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

         DISCOUNTED CASH FLOW ANALYSIS

              CASH FLOW PROJECTION
                  Our projection of periodic cash flow is generated in ARGUS, a software program specifically designed for cash flow analysis. A reversion capitalization rate is used to derive an estimate of the reversion. The discount rate and capitalization rates are derived from surveys of investor requirements and alternate investment opportunities.

                  In projecting income and expenses, we have considered the typical attitude of informed investors concerning market trends. Furthermore, the projected income and expenses are likely to prove to be higher or lower than the actual operating experience of the property in the future. Our projections reflect current market conditions and our perspective as of the effective date of this appraisal, December 31, 2001. The risk inherent in the projected assumptions is reflected in the discount (yield) rate applied to cash flow.

                  Another step in the discounted cash flow analysis is to estimate the value of the reversion at the conclusion of the projection period. The selected method in this analysis is direct capitalization of the projected net operating income in the 11th year of the cash flow projection. Based on our analysis, we have estimated the overall rate for the reversion to be 10.5% for Lakeshore 1 and 2 or 30 basis points higher than the going-in overall capitalization rate. Applying this reversion rate to the net operating income of the residual year (Year 11) results in a reversion value estimate.

              DISCOUNT RATE ANALYSIS
                  We have considered trends in interest rates, and national, regional and local surveys in order to estimate an appropriate discount rate (i.e.; yield rate, internal rate of return -
                  IRR) for the subject. Alternative yield rates, based on long-term treasury and corporate bonds, have trended downward in the past year. The 10-year treasury bond is currently yielding 4.6% (as of December 2001), and the corporate (Bbb) bonds are yielding 10.1% (as of December 2001). Corporate bonds have a higher return than U.S. Treasury Bonds and a lower rate of return than real estate requires. The differential is based upon investor expectations and requirements for the types of investments. Risk and liquidity are the principal driving factors. After an analysis of alternative yields in current investor criteria, we have selected a discount rate of 10.5% to 11%.



--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 36

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

         VALUE INDICATION - INCOME CAPITALIZATION APPROACH
              Our analysis in the Income Capitalization Approach has resulted in the following value indications.


                              DISCOUNTED CASH FLOW
                                LAKESHORE 1           10,000,000
                                LAKESHORE 2            9,200,000





--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 37

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 9.0.00                          Lakeshore Business Center I                                Date : 3/6/02
File          : lakeshore 1                                   5200 N.W. 33rd Avenue                                   Time : 15:59
Property Type : Office/Industrial                              Ft. Lauderdale, FL                                     Ref# : ACG
Portfolio     :                                                                                                       Page : 1


                        SCHEDULE OF PROSPECTIVE CASH FLOW In Inflated Dollars for the Fiscal Year Beginning 1/1/2002


                                             Year 1         Year 2         Year 3         Year 4         Year 5         Year 6
For the Years Ending                        Dec-2002       Dec-2003       Dec-2004       Dec-2005       Dec-2006       Dec-2007
                                          -----------    -----------    -----------    -----------    -----------    -----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue                     $ 1,189,930    $ 1,212,851    $ 1,226,650    $ 1,228,994    $ 1,256,552    $ 1,310,874
  Absorption & Turnover Vacancy               (36,819)       (12,140)       (24,471)       (11,722)       (48,006)       (15,395)
                                          -----------    -----------    -----------    -----------    -----------    -----------
  Scheduled Base Rental Revenue             1,153,111      1,200,711      1,202,179      1,217,272      1,208,546      1,295,479

  Expense Reimbursement Revenue
    Insurance                                  45,784         48,793         51,551         53,373         53,289         55,963
    Property Taxes                            151,080        161,019        170,100        176,140        175,858        184,686
    Utilities                                  43,399         46,256         48,865         50,604         50,521         53,054
    Maintenance & Repairs                     141,923        151,260        159,798        165,469        165,196        173,495
    Adminstrative                              18,816         20,053         21,185         21,938         21,902         23,004
    Professional Fees                           2,290          2,441          2,575          2,670          2,663          2,797
    Janitorial                                 54,937         58,555         61,856         64,050         63,949         67,158
    Management Fee                            103,281        111,105        117,537        120,221        118,689        127,296
                                          -----------    -----------    -----------    -----------    -----------    -----------
  Total Reimbursement Revenue                 561,510        599,482        633,467        654,465        652,067        687,453
                                          -----------    -----------    -----------    -----------    -----------    -----------
TOTAL POTENTIAL GROSS REVENUE               1,714,621      1,800,193      1,835,646      1,871,737      1,860,613      1,982,932
  General Vacancy                             (85,782)      (114,723)      (105,737)      (120,120)       (85,597)      (124,488)
  Collection Loss                             (17,146)       (18,002)       (18,356)       (18,717)       (18,606)       (19,829)
                                          -----------    -----------    -----------    -----------    -----------    -----------
EFFECTIVE GROSS REVENUE                     1,611,693      1,667,468      1,711,553      1,732,900      1,756,410      1,838,615
                                          -----------    -----------    -----------    -----------    -----------    -----------
OPERATING EXPENSES
  Insurance                                    50,000         51,250         52,531         53,845         55,191         56,570
  Property Taxes                              165,000        169,125        173,353        177,687        182,129        186,682
  Utilities                                    47,400         48,585         49,800         51,045         52,321         53,629
  Maintenance & Repairs                       155,000        158,875        162,847        166,918        171,091        175,368
  Adminstrative                                20,550         21,064         21,590         22,130         22,683         23,250
  Professional Fees                             2,500          2,562          2,627          2,692          2,760          2,829
  Janitorial                                   60,000         61,500         63,038         64,613         66,229         67,884
  Management Fee                              112,819        116,723        119,809        121,303        122,949        128,703
                                          -----------    -----------    -----------    -----------    -----------    -----------
TOTAL OPERATING EXPENSES                      613,269        629,684        645,595        660,233        675,353        694,915
                                          -----------    -----------    -----------    -----------    -----------    -----------
NET OPERATING INCOME                          998,424      1,037,784      1,065,958      1,072,667      1,081,057      1,143,700
                                          -----------    -----------    -----------    -----------    -----------    -----------
LEASING & CAPITAL COSTS
  Tenant Improvements                         156,726         75,369         73,081         71,841        129,181        115,172
  Leasing Commissions                          54,483         18,584         26,327         26,086         47,279         42,495
  Exterior Renovation                                                                       21,538
  HVAC Replacement                                                           10,506                        11,038
  Roof Replacement                                                                         183,071
                                          -----------    -----------    -----------    -----------    -----------    -----------
TOTAL LEASING & CAPITAL COSTS                 211,209         93,953        109,914        302,536        187,498        157,667
                                          -----------    -----------    -----------    -----------    -----------    -----------
CASH FLOW BEFORE DEBT SERVICE & TAXES     $   787,215    $   943,831    $   956,044    $   770,131    $   893,559    $   986,033
                                          ===========    ===========    ===========    ===========    ===========    ===========


                                             Year 7         Year 8         Year 9        Year 10        Year 11
For the Years Ending                        Dec-2008       Dec-2009       Dec-2010       Dec-2011       Dec-2012
                                          -----------    -----------    -----------    -----------    -----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue                     $ 1,359,611    $ 1,449,511    $ 1,493,370    $ 1,552,666    $ 1,570,174
  Absorption & Turnover Vacancy               (36,938)       (20,661)       (37,470)       (33,694)       (39,692)
                                          -----------    -----------    -----------    -----------    -----------
  Scheduled Base Rental Revenue             1,322,673      1,428,850      1,455,900      1,518,972      1,530,482

  Expense Reimbursement Revenue
    Insurance                                  56,546         58,632         59,482         61,164         62,382
    Property Taxes                            186,600        193,498        196,305        201,840        205,861
    Utilities                                  53,605         55,588         56,393         57,985         59,137
    Maintenance & Repairs                     175,292        181,773        184,407        189,609        193,387
    Adminstrative                              23,240         24,102         24,451         25,140         25,640
    Professional Fees                           2,829          2,935          2,973          3,059          3,120
    Janitorial                                 67,854         70,365         71,383         73,395         74,863
    Management Fee                            129,025        138,143        140,155        145,741        146,965
                                          -----------    -----------    -----------    -----------    -----------
  Total Reimbursement Revenue                 694,991        725,036        735,549        757,933        771,355
                                          -----------    -----------    -----------    -----------    -----------
TOTAL POTENTIAL GROSS REVENUE               2,017,664      2,153,886      2,191,449      2,276,905      2,301,837
  General Vacancy                            (106,884)      (131,557)      (118,554)      (128,048)      (124,215)
  Collection Loss                             (20,177)       (21,539)       (21,914)       (22,769)       (23,018)
                                          -----------    -----------    -----------    -----------    -----------
EFFECTIVE GROSS REVENUE                     1,890,603      2,000,790      2,050,981      2,126,088      2,154,604
                                          -----------    -----------    -----------    -----------    -----------
OPERATING EXPENSES
  Insurance                                    57,985         59,434         60,920         62,443         64,004
  Property Taxes                              191,349        196,133        201,036        206,062        211,214
  Utilities                                    54,969         56,344         57,752         59,196         60,676
  Maintenance & Repairs                       179,752        184,246        188,852        193,574        198,413
  Adminstrative                                23,832         24,427         25,038         25,664         26,306
  Professional Fees                             2,899          2,972          3,046          3,122          3,200
  Janitorial                                   69,582         71,321         73,104         74,932         76,805
  Management Fee                              132,342        140,055        143,569        148,826        150,822
                                          -----------    -----------    -----------    -----------    -----------
TOTAL OPERATING EXPENSES                      712,710        734,932        753,317        773,819        791,440
                                          -----------    -----------    -----------    -----------    -----------
NET OPERATING INCOME                        1,177,893      1,265,858      1,297,664      1,352,269      1,363,164
                                          -----------    -----------    -----------    -----------    -----------
LEASING & CAPITAL COSTS
  Tenant Improvements                         145,964         82,639        142,593        108,850        105,779
  Leasing Commissions                          54,303         31,003         53,960         41,544         37,527
  Exterior Renovation                          23,194
  HVAC Replacement                             11,597                        12,184                        12,801
  Roof Replacement                            197,148
                                          -----------    -----------    -----------    -----------    -----------
TOTAL LEASING & CAPITAL COSTS                 432,206        113,642        208,737        150,394        156,107
                                          -----------    -----------    -----------    -----------    -----------
CASH FLOW BEFORE DEBT SERVICE & TAXES     $   745,687    $ 1,152,216    $ 1,088,927    $ 1,201,875    $ 1,207,057
                                          ===========    ===========    ===========    ===========    ===========

--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 38

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Software      : ARGUS Ver. 9.0.00             Lakeshore Business Center I               Date : 3/6/02
File          : lakeshore 1                      5200 N.W. 33rd Avenue                  Time : 15:59
Property Type : Office/Industrial                 Ft. Lauderdale, FL                    Ref# : ACG
Portfolio     :                                                                         Page : 4


                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period


            For the                           P.V. of      P.V. of     P.V. of     P.V. of     P.V. of
Analysis      Year                 Annual    Cash Flow    Cash Flow   Cash Flow   Cash Flow   Cash Flow
 Period      Ending              Cash Flow    @ 10.00%     @ 10.50%    @ 11.00%    @ 11.50%    @ 12.00%
--------    --------             ---------   ---------    ---------   ---------   ---------   ---------
Year  1     Dec-2002              $787,215     $715,650     $712,412    $709,203    $706,022    $702,871
Year  2     Dec-2003               943,831      780,026      772,982     766,034     759,180     752,416
Year  3     Dec-2004               956,044      718,290      708,584     699,051     689,689     680,493
Year  4     Dec-2005               770,131      526,009      516,554     507,309     498,270     489,432
Year  5     Dec-2006               893,559      554,830      542,390     530,284     518,501     507,030
Year  6     Dec-2007               986,033      556,590      541,649     527,174     513,147     499,555
Year  7     Dec-2008               745,687      382,656      370,698     359,166     348,043     337,311
Year  8     Dec-2009             1,152,216      537,517      518,365     499,977     482,319     465,360
Year  9     Dec-2010             1,088,927      461,811      443,341     425,689     408,814     392,678
Year 10     Dec-2011             1,201,875      463,375      442,830     423,281     404,679     386,972
                                ----------  -----------  -----------  ----------  ----------  ----------
  Total Cash Flow                9,525,518    5,696,754    5,569,805   5,447,168   5,328,664   5,214,118
  Property Resale @ 10.50% Cap  12,593,039    4,855,162    4,639,891   4,435,073   4,240,156   4,054,622
                                            -----------  -----------  ----------  ----------  ----------
  Total Property Present Value              $10,551,916  $10,209,696  $9,882,241  $9,568,820  $9,268,740
                                            ===========  ===========  ==========  ==========  ==========

  Rounded to Thousands                      $10,552,000  $10,210,000  $9,882,000  $9,569,000  $9,269,000
                                            ===========  ===========  ==========  ==========  ==========

  Per SqFt                                       101.90        98.59       95.43       92.40       89.51


PERCENTAGE VALUE DISTRIBUTION

  Assured Income                                 20.00%       20.46%      20.92%      21.39%      21.86%
  Prospective Income                             33.99%       34.09%      34.20%      34.30%      34.39%
  Prospective Property Resale                    46.01%       45.45%      44.88%      44.31%      43.75%
                                            ===========  ===========  ==========  ==========  ==========
                                                100.00%      100.00%     100.00%     100.00%     100.00%


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 39

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------


Software  : ARGUS  Ver. 9.0.00                            Lakeshore Business Center II                                Date : 3/6/02
File      : Lakeshore 2                                          Commerce Drive                                       Time : 15:30
Property Type : Office/Industrial                              Ft. Lauderdale, FL                                     Ref# : ACC
Portfolio     :                                                                                                       Page : 1


                        SCHEDULE OF PROSPECTIVE CASH FLOW In Inflated Dollars for the Fiscal Year Beginning 1/1/2002


                                             Year 1         Year 2         Year 3         Year 4         Year 5         Year 6
For the Years Ending                        Dec-2002       Dec-2003       Dec-2004       Dec-2005       Dec-2006       Dec-2007
                                           -----------    -----------    -----------    -----------    -----------    -----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue                      $ 1,052,636    $ 1,165,623    $ 1,172,362    $ 1,170,134    $ 1,194,747    $ 1,220,633
  Absorption & Turnover Vacancy                (15,382)        (7,791)       (12,041)       (12,148)       (23,676)       (17,076)
                                           -----------    -----------    -----------    -----------    -----------    -----------
  Scheduled Base Rental Revenue              1,037,254      1,157,832      1,160,321      1,157,986      1,171,071      1,203,557

  Expense Reimbursement Revenue
    Insurance                                   49,157         54,986         56,187         58,282         59,223         61,043
    Property Taxes                             147,475        164,959        168,562        174,841        177,668        183,128
    Utilities                                   42,364         47,388         48,423         50,226         51,040         52,609
    Maintenance & Repairs                      107,256        119,973        122,595        127,158        129,215        133,186
    Adminstrative                               22,343         24,995         25,538         26,492         26,919         27,747
    Professional Fees                            2,235          2,501          2,556          2,650          2,694          2,774
    Janitorial                                  53,627         59,984         61,295         63,579         64,605         66,589
    Management Fee                              89,166        108,654        109,429        111,883        113,031        116,473
                                           -----------    -----------    -----------    -----------    -----------    -----------
  Total Reimbursement Revenue                  513,623        583,440        594,585        615,111        624,395        643,549
                                           -----------    -----------    -----------    -----------    -----------    -----------
TOTAL POTENTIAL GROSS REVENUE                1,550,877      1,741,272      1,754,906      1,773,097      1,795,466      1,847,106
  General Vacancy                             (109,919)      (132,134)      (129,315)      (130,672)      (121,855)      (132,059)
  Collection Loss                              (15,509)       (17,413)       (17,549)       (17,731)       (17,955)       (18,471)
                                           -----------    -----------    -----------    -----------    -----------    -----------
EFFECTIVE GROSS REVENUE                      1,425,449      1,591,725      1,608,042      1,624,694      1,655,656      1,696,576
                                           -----------    -----------    -----------    -----------    -----------    -----------
OPERATING EXPENSES
  Insurance                                     55,000         56,375         57,784         59,229         60,710         62,227
  Property Taxes                               165,000        169,125        173,353        177,687        182,129        186,682
  Utilities                                     47,400         48,585         49,800         51,045         52,321         53,629
  Maintenance & Repairs                        120,000        123,000        126,075        129,227        132,458        135,769
  Adminstrative                                 25,000         25,625         26,266         26,922         27,595         28,285
  Professional Fees                              2,500          2,562          2,627          2,692          2,760          2,829
  Janitorial                                    60,000         61,500         63,038         64,613         66,229         67,884
  Management Fee                                99,781        111,421        112,563        113,729        115,896        118,760
                                           -----------    -----------    -----------    -----------    -----------    -----------
TOTAL OPERATING EXPENSES                       574,681        598,193        611,506        625,144        640,098        656,065
                                           -----------    -----------    -----------    -----------    -----------    -----------
NET OPERATING INCOME                           850,768        993,532        996,536        999,550      1,015,558      1,040,511
                                           -----------    -----------    -----------    -----------    -----------    -----------
LEASING & CAPITAL COSTS
  Tenant Improvements                           96,805         31,386         48,135         48,171         87,016         28,212
  Leasing Commissions                           36,144         11,219         17,342         17,492         31,847         10,409
  Exterior Renovation                                                                        21,538
  HVAC Replacement                                                            10,506                        11,038
  Roof Replacement                                                                          183,071
                                           -----------    -----------    -----------    -----------    -----------    -----------
TOTAL LEASING & CAPITAL COSTS                  132,949         42,605         75,983        270,272        129,901         38,621
                                           -----------    -----------    -----------    -----------    -----------    -----------
CASH FLOW BEFORE DEBT SERVICE & TAXES      $   717,819    $   950,927    $   920,553    $   729,278    $   885,657    $ 1,001,890
                                           ===========    ===========    ===========    ===========    ===========    ===========


                                             Year 7         Year 8         Year 9        Year 10        Year 11
For the Years Ending                        Dec-2008       Dec-2009       Dec-2010       Dec-2011       Dec-2012
                                           -----------    -----------    -----------    -----------    -----------
POTENTIAL GROSS REVENUE
  Base Rental Revenue                      $ 1,299,150    $ 1,376,907    $ 1,408,218    $ 1,429,274    $ 1,455,640
  Absorption & Turnover Vacancy                (26,298)       (48,151)       (25,240)        (8,254)       (40,145)
                                           -----------    -----------    -----------    -----------    -----------
  Scheduled Base Rental Revenue              1,272,852      1,328,756      1,382,978      1,421,020      1,415,495

  Expense Reimbursement Revenue
    Insurance                                   62,175         62,781         65,453         67,879         68,032
    Property Taxes                             186,524        188,340        196,353        203,638        204,095
    Utilities                                   53,580         54,105         56,407         58,499         58,635
    Maintenance & Repairs                      135,653        136,976        142,799        148,098        148,435
    Adminstrative                               28,260         28,534         29,749         30,854         30,925
    Professional Fees                            2,824          2,853          2,974          3,086          3,093
    Janitorial                                  67,829         68,486         71,400         74,050         74,219
    Management Fee                             121,540        125,037        130,902        135,363        134,009
                                           -----------    -----------    -----------    -----------    -----------
  Total Reimbursement Revenue                  658,385        667,112        696,037        721,467        721,443
                                           -----------    -----------    -----------    -----------    -----------
TOTAL POTENTIAL GROSS REVENUE                1,931,237      1,995,868      2,079,015      2,142,487      2,136,938
  General Vacancy                             (130,305)      (115,371)      (143,100)      (163,805)      (134,022)
  Collection Loss                              (19,312)       (19,959)       (20,790)       (21,425)       (21,369)
                                           -----------    -----------    -----------    -----------    -----------
EFFECTIVE GROSS REVENUE                      1,781,620      1,860,538      1,915,125      1,957,257      1,981,547
                                           -----------    -----------    -----------    -----------    -----------
OPERATING EXPENSES
  Insurance                                     63,783         65,378         67,012         68,687         70,405
  Property Taxes                               191,349        196,133        201,036        206,062        211,214
  Utilities                                     54,969         56,344         57,752         59,196         60,676
  Maintenance & Repairs                        139,163        142,642        146,208        149,864        153,610
  Adminstrative                                 28,992         29,717         30,460         31,222         32,002
  Professional Fees                              2,899          2,972          3,046          3,122          3,200
  Janitorial                                    69,582         71,321         73,104         74,932         76,805
  Management Fee                               124,713        130,238        134,059        137,008        138,708
                                           -----------    -----------    -----------    -----------    -----------
TOTAL OPERATING EXPENSES                       675,450        694,745        712,677        730,093        746,620
                                           -----------    -----------    -----------    -----------    -----------
NET OPERATING INCOME                         1,106,170      1,165,793      1,202,448      1,227,164      1,234,927
                                           -----------    -----------    -----------    -----------    -----------
LEASING & CAPITAL COSTS
  Tenant Improvements                          147,628        184,812         96,049         25,058        169,190
  Leasing Commissions                           54,922         69,338         36,347          9,563         60,019
  Exterior Renovation                           23,194
  HVAC Replacement                              11,597                        12,184                        12,801
  Roof Replacement                             197,148
                                           -----------    -----------    -----------    -----------    -----------
TOTAL LEASING & CAPITAL COSTS                  434,489        254,150        144,580         34,621        242,010
                                           -----------    -----------    -----------    -----------    -----------
CASH FLOW BEFORE DEBT SERVICE & TAXES      $   671,681    $   911,643    $ 1,057,868    $ 1,192,543    $   992,917
                                           ===========    ===========    ===========    ===========    ===========


-------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 40

INTEGRA REALTY RESOURCES                          INCOME CAPITALIZATION APPROACH
--------------------------------------------------------------------------------

Software  : ARGUS Ver. 9.0.00                 Lakeshore Business Center II                 Date : 3/6/02
File      : Lakeshore 2                               Commerce Drive                       Time : 15:30
Property Type : Office/Industrial                   Ft. Lauderdale, FL                     Ref# : ACC
Portfolio :                                                                                Page : 4

                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (Endpoint on Cash Flow & Resale) over a 10-Year Period

            For the                            P.V. of     P.V. of     P.V. of     P.V. of     P.V. of
Analysis      Year                  Annual    Cash Flow   Cash Flow   Cash Flow   Cash Flow   Cash Flow
 Period      Ending               Cash Flow    @ 10.00%    @ 10.50%    @ 11.00%    @ 11.50%    @ 12.00%
--------    -------               ---------   ---------   ---------   ---------   ---------   ---------
Year  1     Dec-2002               $717,819    $652,563    $649,610    $646,684    $643,784    $640,910
Year  2     Dec-2003                950,927     785,890     778,794     771,793     764,887     758,073
Year  3     Dec-2004                920,553     691,625     682,279     673,101     664,086     655,231
Year  4     Dec-2005                729,278     498,107     489,152     480,398     471,839     463,470
Year  5     Dec-2006                885,657     549,923     537,594     525,594     513,915     502,545
Year  6     Dec-2007              1,001,890     565,541     550,359     535,652     521,399     507,589
Year  7     Dec-2008                671,681     344,678     333,908     323,520     313,501     303,834
Year  8     Dec-2009                911,643     425,288     410,135     395,586     381,616     368,198
Year  9     Dec-2010              1,057,868     448,640     430,696     413,547     397,153     381,478
Year 10     Dec-2011              1,192,543     459,777     439,391     419,995     401,537     383,966
                                 ----------  ----------  ----------  ----------  ----------  ----------
  Total Cash Flow                 9,039,859   5,422,032   5,301,918   5,185,870   5,073,717   4,965,294
  Property Resale @ 10.50% Cap   11,349,568   4,375,750   4,181,735   3,997,142   3,821,472   3,654,257
                                             ----------  ----------  ----------  ----------  ----------
  Total Property Present Value               $9,797,782  $9,483,653  $9,183,012  $8,895,189  $8,619,551
                                             ==========  ==========  ==========  ==========  ==========

  Rounded to Thousands                       $9,798,000  $9,484,000  $9,183,000  $8,895,000  $8,620,000
                                             ==========  ==========  ==========  ==========  ==========

  Per SqFt                                       100.74       97.51       94.42       91.46       88.62


PERCENTAGE VALUE DISTRIBUTION

  Assured Income                                 31.69%      32.29%      32.89%      33.49%      34.10%
  Prospective Income                             23.65%      23.62%      23.58%      23.55%      23.51%
  Prospective Property Resale                    44.66%      44.09%      43.53%      42.96%      42.39%
                                             ==========  ==========  ==========  ==========  ==========
                                                100.00%     100.00%     100.00%     100.00%     100.00%


--------------------------------------------------------------------------------
LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 41


INTEGRA REALTY RESOURCES                                                          INCOME CAPITALIZATION APPROACH
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                               DISCOUNTED CASH FLOW ASSUMPTIONS AND PROJECTIONS
================================================================================================================
YEAR ONE                                                              1/02 - 12/02
----------------------------------------------------------------------------------------------------------------
PROJECTION PERIOD                                                     10 years
----------------------------------------------------------------------------------------------------------------
INCOME
================================================================================================================
     OCCUPANCY                                                        Lakeshore 1-80%
                                                                      Lakeshore 2-88%
----------------------------------------------------------------------------------------------------------------
     MARKET RENTAL RATE                                               Lakeshore 1-$11 per square foot
                                                                      Lakeshore 2-$12 per square foot
                                                                      ------------------------------------------
                                                                      Growth Rate  2%
----------------------------------------------------------------------------------------------------------------
     TYPICAL LEASE TERM                                               48 Months
----------------------------------------------------------------------------------------------------------------
VACANCY
================================================================================================================
     RENEWAL PROBABILITY                                              70%
----------------------------------------------------------------------------------------------------------------
     GENERAL VACANCY AND COLLECTION LOSS                              10%
----------------------------------------------------------------------------------------------------------------
EXPENSES
================================================================================================================
     OPERATING EXPENSES (YEAR 1)                                      Lakeshore 1-$5.74/SF GBA
                                                                      Lakeshore 2-$5.84/SF GBA
----------------------------------------------------------------------------------------------------------------
     OPERATING EXPENSE ESCALATION RATES                               Taxes  2.5%
                                                                      ------------------------------------------
                                                                      All Other Expenses  2.5%
                                                                      ------------------------------------------
                                                                      Management Fee 5% of EGI
----------------------------------------------------------------------------------------------------------------
     LEASING COMMISSIONS                                              New Tenants 3.0%
                                                                      ------------------------------------------
                                                                      Renewing Tenants 0.5%
----------------------------------------------------------------------------------------------------------------
     TENANT IMPROVEMENT ALLOWANCE                                     New Tenants  $4.00/sf
                                                                      ------------------------------------------
                                                                      Renewing Tenants  $4.00/sf
----------------------------------------------------------------------------------------------------------------
     ESCALATION OF REFURBISHMENT COSTS                                2.5%
----------------------------------------------------------------------------------------------------------------
REVERSION
================================================================================================================
     REVERSION YEAR                                                   Year 10
----------------------------------------------------------------------------------------------------------------
     REVERSION CAPITALIZATION RATE                                    10.5%
----------------------------------------------------------------------------------------------------------------
     REVERSION SELLING EXPENSES                                       2%
----------------------------------------------------------------------------------------------------------------
     DISCOUNT RATE                                                    Lakeshore 1  10.5% to 11%
                                                                      Lakeshore 2  10.5% to 11%
----------------------------------------------------------------------------------------------------------------
     VALUE CONCLUSION (ROUNDED)                                       Lakeshore 1  $10,000,000
                                                                      Lakeshore 2  $9,200,000
----------------------------------------------------------------------------------------------------------------





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LAKESHORE BUSINESS CENTER 1 AND 2                                                                        PAGE 42

INTEGRA REALTY RESOURCES                                          RECONCILIATION
--------------------------------------------------------------------------------

     RECONCILIATION
         Reconciliation involves the analysis of alternative value indications to determine a final value conclusion. Reconciliation is required because different value indications result from the use of multiple approaches and within the application of a single approach. The values indicated by our analyses are as follows.

                                                LAKESHORE 1        LAKESHORE 2
           COST APPROACH                     NOT APPLICABLE     NOT APPLICABLE
           SALES COMPARISON APPROACH             $9,700,000         $9,200,000
           INCOME CAPITALIZATION APPROACH       $10,000,000         $9,200,000

         The cost approach is most reliable for newer properties that have no significant level of accrued depreciation. The subject was constructed in 1988 and 1980 and exhibits significant accrued depreciation. Finally, purchasers of investment properties such as the subject do not typically rely upon the cost approach. Accordingly, this approach is not relied upon in this analysis.

         The sales comparison approach is most reliable in an active market when a number of similar properties have recently sold. Because of differences in the various elements of comparison, significant adjustments are required for many of the sales. This detracted from the reliability of this approach and it is used primarily as support for the income capitalization approach.

         The income capitalization approach is often given primary reliance when evaluating investment properties. The value derived in the income capitalization approach is supported by a relatively large quantity of market data regarding rental rates, expenses and capitalization rates, and is considered to be consistent with market indications. An investor is the most likely purchaser of the appraised property and a typical investor would place greatest reliance on the income capitalization approach. For these reasons, the income capitalization approach is given the greatest weight in this analysis.

         The two indications from the income capitalization and sales comparison approach fall within a relatively narrow range.

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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 43

INTEGRA REALTY RESOURCES                                          RECONCILIATION
--------------------------------------------------------------------------------

         Based on the analyses and conclusions in the accompanying report, and subject to the definitions, assumptions, and limiting conditions expressed in this report, it is our opinion that the market value of the leased fee estate of the subject, as of December 31, 2001, is


                                   LAKESHORE 1
                               TEN MILLION DOLLARS
                                  ($10,000,000)

                                   LAKESHORE 2
                   NINE MILLION TWO HUNDRED THOUSAND DOLLARS
                                  ($9,200,000)



         The preceding value conclusion is subject to the following extraordinary assumptions and limiting conditions.

1. Financing is available to a credit-worthy purchaser for the subject property.

2.       The subject property is environmentally clean.

3. At the client's request, a market study was not performed. A review of the current market trends was made and is discussed within the highest and best use and in Integra Realty Resources Kentucky-Southern Indiana's opinion meets the market study USPAP requirement.

4. For purposes of the appraisal, the physical and economic conditions observed at the time of the inspection December 9, 2001 will be the basis of the valuation and assumed to be reflective as of the December 31, 2001 effective date.



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LAKESHORE BUSINESS CENTER 1 AND 2                                        PAGE 44